Exhibit 10.1
*** Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)

EXECUTION VERSION

SCILEX PHARMACEUTICALS INC.,
as the Issuer,
and
SORRENTO THERAPEUTICS, INC.,
as the Parent Guarantor
Senior Secured Notes due 2026
________________________
INDENTURE
Dated as of September 7, 2018
________________________
U.S. BANK NATIONAL ASSOCIATION,
as Trustee and as Collateral Agent

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE1
SECTION 1.01.Definitions    1
SECTION 1.02.Other Definitions    18
SECTION 1.03.Rules of Construction    19
ARTICLE 2 THE SECURITIES21
SECTION 2.01.Amount of Securities    21
SECTION 2.02.Form and Dating    22
SECTION 2.03.Execution and Authentication    22
SECTION 2.04.Registrar and Paying Agent    22
SECTION 2.05.Paying Agent to Hold Money in Trust    23
SECTION 2.06.Holder Lists    24
SECTION 2.07.Transfer and Exchange    24
SECTION 2.08.Replacement Securities    25
SECTION 2.09.Outstanding Securities    25
SECTION 2.10.Temporary Securities    26
SECTION 2.11.Cancellation    26
SECTION 2.12.CUSIP Numbers, ISINs, etc    26
SECTION 2.13.Calculation of Principal Amount of Securities    26
SECTION 2.14.Statement to Holders    27
SECTION 2.15.Contingent Payment Debt Instrument Status    27
ARTICLE 3 REDEMPTION27
SECTION 3.01.Redemption    27
SECTION 3.02.Applicability of Article    27
SECTION 3.03.Notices to Trustee    27
SECTION 3.04.Notice of Optional Redemption    28
SECTION 3.05.Effect of Notice of Redemption    29
SECTION 3.06.Deposit of Redemption Price    29
ARTICLE 4 COVENANTS29
SECTION 4.01.Payment of Securities    29
SECTION 4.02.Reports and Other Information    30
SECTION 4.03.Limitation on Incurrence of Indebtedness    35
SECTION 4.04.Limitation on Restricted Payments    37
SECTION 4.05.Inspection Rights and Quarterly Calls    39
SECTION 4.06.No Disposition of Collateral    39
SECTION 4.07.Transactions with Affiliates    40
SECTION 4.08.Put Rights    42
SECTION 4.09.Further Instruments and Acts    45
SECTION 4.10.Compliance with Material Contracts    45
SECTION 4.11.Limitation on Liens    46
SECTION 4.12.Maintenance of Office or Agency    46
SECTION 4.13.After-Acquired Property    46
SECTION 4.14.Intellectual Property    47
SECTION 4.15.Maintenance of Assets    47
SECTION 4.16.Use of Proceeds    47
SECTION 4.17.Existence    48
SECTION 4.18.Regulatory Approval    48
SECTION 4.19.Commercialization of the Product    48
SECTION 4.20.Compliance with Organizational Documents    48
SECTION 4.21.Compliance with Applicable Law    48
SECTION 4.22.Tax Matters    48
SECTION 4.23.Letter of Credit; Maintenance of Cash Equivalents    48
SECTION 4.24.Administration of the Reserve Account    49
SECTION 4.25.Administration of the Collateral Account    50
SECTION 4.26.Intercompany Subordination Agreement    51
ARTICLE 5 SUCCESSOR COMPANY52
SECTION 5.01.When Issuer May Merge or Transfer Assets    52
SECTION 5.02.When the Parent Guarantor May Merge or Transfer Assets    53
ARTICLE 6 DEFAULTS AND REMEDIES53
SECTION 6.01.Events of Default    53
SECTION 6.02.Acceleration    56
SECTION 6.03.Other Remedies    56
SECTION 6.04.Waiver of Past Defaults    56
SECTION 6.05.Control by Majority    57
SECTION 6.06.Limitation on Suits    57
SECTION 6.07.Rights of the Holders to Receive Payment    57
SECTION 6.08.Collection Suit by Trustee    57
SECTION 6.09.Trustee May File Proofs of Claim    58
SECTION 6.10.Priorities    58
SECTION 6.11.Undertaking for Costs    58
SECTION 6.12.Waiver of Stay or Extension Laws    59
SECTION 6.13.Holder Request    59
ARTICLE 7 TRUSTEE59
SECTION 7.01.Duties of Trustee    59
SECTION 7.02.Rights of Trustee    61
SECTION 7.03.Individual Rights of Trustee    62
SECTION 7.04.Trustee’s Disclaimer    62
SECTION 7.05.Notice of Defaults    62
SECTION 7.06.Compensation and Indemnity    63
SECTION 7.07.Replacement of Trustee    64
SECTION 7.08.Successor Trustee by Merger    64
SECTION 7.09.Eligibility; Disqualification    65
SECTION 7.10.Preferential Collection of Claims Against the Issuer    65
SECTION 7.11.Confidential Information    65
ARTICLE 8 DISCHARGE OF INDENTURE; DEFEASANCE66
SECTION 8.01.Discharge of Liability on Securities; Defeasance    66
SECTION 8.02.Conditions to Defeasance    68
SECTION 8.03.Application of Trust Money    69
SECTION 8.04.Repayment to Issuer    69
SECTION 8.05.Indemnity for Government Obligations    69
SECTION 8.06.Reinstatement    69
ARTICLE 9 AMENDMENTS AND WAIVERS70
SECTION 9.01.Without Consent of the Holders    70
SECTION 9.02.With Consent of the Holders    71
SECTION 9.03.Revocation and Effect of Consents and Waivers    72
SECTION 9.04.Notation on or Exchange of Securities    73
SECTION 9.05.Trustee to Sign Amendments    73
SECTION 9.06.Payment for Consent    73
SECTION 9.07.Additional Voting Terms; Calculation of Principal Amount    73
ARTICLE 10 GUARANTEE74
SECTION 10.01.Guarantee    74
SECTION 10.02.Limitation on Liability    76
SECTION 10.03.Release    76
SECTION 10.04.Successors and Assigns    76
SECTION 10.05.No Waiver    76
SECTION 10.06.Modification    77
SECTION 10.07.No Impairment    77
SECTION 10.08.Benefits Acknowledged    77
ARTICLE 11 SECURITY DOCUMENTS77
SECTION 11.01.Collateral and Security Documents    77
SECTION 11.02.Release of Collateral    78
SECTION 11.03.Permitted Releases Not To Impair Lien    78
SECTION 11.04.Suits To Protect the Collateral    78
SECTION 11.05.Authorization of Receipt of Funds by the Trustee Under the Security Documents    79
SECTION 11.06.Purchaser Protected    79
SECTION 11.07.Powers Exercisable by Receiver or Trustee    79
SECTION 11.08.Release Upon Termination of the Issuer’s Obligations    79
SECTION 11.09.Collateral Agent    80
ARTICLE 12 MISCELLANEOUS82
SECTION 12.01.Notices    82
SECTION 12.02.Certificate and Opinion as to Conditions Precedent    83
SECTION 12.03.Statements Required in Certificate or Opinion    84
SECTION 12.04.When Securities Disregarded    84
SECTION 12.05.Rules by Trustee, Paying Agent and Registrar    84
SECTION 12.06.Legal Holidays    84
SECTION 12.07.GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY    85
SECTION 12.08.No Recourse Against Others    85
SECTION 12.09.Successors    85
SECTION 12.10.Multiple Originals    85
SECTION 12.11.Table of Contents; Headings    85
SECTION 12.12.Indenture Controls    86
SECTION 12.13.Severability    86
SECTION 12.14.Tax Matters.    86
SECTION 12.15.USA PATRIOT Act    88
SECTION 12.16.WAIVER OF TRIAL BY JURY    88
SECTION 12.17.Limited Incorporation of the TIA    88

Appendix A    -    Provisions Relating to Securities    A-1
Schedule I    -    Increase in Principal Amounts    I-1
Schedule II    -    Additional Principal Installments    II-1
EXHIBIT INDEX
Exhibit A    -    Form of Security and Trustee’s Certificate of Authentication    A-1
Exhibit B    -    Form of Transferee Letter of Representation    B-1
Exhibit C    -    Form of Confidentiality Agreement    C-1
Exhibit D    -    Form of Portfolio Interest Certificate    D-1
Exhibit E    -    Form of Solvency Certificate    E-1

INDENTURE dated as of September 7, 2018 among Scilex Pharmaceuticals Inc., a Delaware corporation with an address at 27201 Puerta Real, Suite 235, Mission Viejo, California 92691 (the “Issuer”), Sorrento Therapeutics, Inc., a Delaware corporation with an address at 4955 Directors Place, San Diego, California 92121 (the “Parent Guarantor”), and U.S. Bank National Association, as trustee (as more fully defined in Section 1.01, the “Trustee”) and as collateral agent (as more fully defined in Section 1.01, the “Collateral Agent”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s Senior Secured Notes due 2026 (the “Securities”, which, for the avoidance of doubt, shall include any increase in the principal amount of the Securities pursuant to Section 2.01(b) or Section 2.01(c)).
Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.    Definitions.
“Accredited Investors” means “accredited investors” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Applicable Percentage” for each Payment Date means (i) […***…]% or (ii) if the Issuer has not received the Marketing Approval Letter by March 31, 2021, […***…]% (which rate, if applicable, for the avoidance of doubt, would be the Applicable Percentage beginning with the August 15, 2021 Payment Date and for each Payment Date thereafter).
“Beneficial Owner” shall mean a beneficial owner of a Security for U.S. federal income tax purposes and any direct beneficial owner of an interest in a pass-through entity for U.S. federal income tax purposes that beneficially owns directly (or indirectly through one or more pass-through entities for U.S. federal income tax purposes) a Security.
“Board of Directors” means, as to any Person, the board of directors, board of managers or similar governing body, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. References in this Indenture to directors (on a Board of Directors) shall also be deemed to refer to managers (on a Board of Managers).
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the city in which the Corporate Trust Office is located.
“Capital Stock” means:
(1)    in the case of a corporation or company, corporate stock or shares;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) and membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;
in each case to the extent treated as equity in accordance with GAAP.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease (or a finance lease upon adoption by the Issuer of ASU No. 2016-02, Leases (Topic 842)) that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Cash Equivalents” means:
(1)    U.S. Dollars, Canadian dollars, Hong Kong dollars, pounds sterling, euros or the national currency of any member state in the European Union;
(2)    securities issued or directly and fully guaranteed or insured by the U.S. government, Canada, the United Kingdom or any country that is a member of the European Union or any agency or instrumentality thereof, in each case maturing not more than two years from the date of acquisition;
(3)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another nationally recognized statistical rating organization);
(4)    repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper issued by a Person (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another nationally recognized statistical rating organization), and in each case maturing within one year after the date of acquisition;
(6)    readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another nationally recognized statistical rating organization), in each case with maturities not exceeding two years from the date of acquisition;
(7)    Indebtedness issued by Persons (other than an Affiliate of the Issuer) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another nationally recognized statistical rating organization), in each case with maturities not exceeding two years from the date of acquisition; and
(8)    investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.
“Change of Control” means the occurrence of any of the following events:
(1)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole;
(2)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Parent Guarantor;
(3)    at any time prior to the consummation of an initial public offering of any Equity Interests of the Issuer, the Parent Guarantor ceasing to own, directly or indirectly, a majority of the total voting and economic power of the issued and outstanding Voting Stock of the Issuer;
(4)    at any time following the consummation of an initial public offering of any Equity Interests of the Issuer, the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of a majority of the total voting power of the issued and outstanding Voting Stock of the Issuer;
(5)    the Parent Guarantor becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of a majority of the total voting power of the issued and outstanding Voting Stock of the Parent Guarantor; or
(6)    the adoption of a plan relating to the Issuer’s dissolution or liquidation in accordance with the Issuer’s organizational documents or the Parent Guarantor’s dissolution or liquidation in accordance with the Parent Guarantor’s organizational documents.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Collateral” means all property subject, or purported to be subject from time to time, to a Lien under any Security Documents, including the Reserve Account, the Collateral Account and the Issuer’s rights under the Letter of Credit; provided, however, that any funds released to the Issuer by the Trustee or other Paying Agent, as applicable, from the Reserve Account in accordance with Section 4.24 or from the Collateral Account in accordance with clause (c) of Section 4.25 shall not constitute “Collateral” and shall be expressly excluded from the definition thereof. The Collateral does not include the Excluded Assets.
“Collateral Agent” means U.S. Bank National Association in its capacity as “Collateral Agent” under this Indenture and under the Security Documents and any successor thereto in such capacity.
“Collateral Agreement” means the Collateral Agreement dated as of the date hereof among the Issuer, the Trustee and the Collateral Agent, as may be amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.
“Commercialization” means, on a country-by-country basis, any and all activities directed to the manufacture, distribution, marketing, detailing, promotion, selling and securing of reimbursement of the Product in a country after Marketing Authorization for the Product in that country has been obtained, which shall include, as applicable, post-marketing approval studies, post-launch marketing, promoting, detailing, marketing research, distributing, customer service, selling the Product, importing, exporting or transporting the Product for sale, and regulatory compliance with respect to the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization.
“Confidentiality Agreement” means (1) a confidentiality agreement substantially in the form of Exhibit C, (2) a confidentiality agreement attached as Schedule 2 to a Purchase Agreement that has not terminated by its terms or (3) a confidentiality agreement in form and substance mutually acceptable to the applicable Holder (or applicable holder of beneficial interests in the Securities) and the Issuer.
“Consent and Agreement” means the Consent and Agreement dated as of the date hereof among the Issuer, the Collateral Agent, Oishi Koseido Co., Ltd. and Itochu Chemical Frontier Corporation.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2)    to advance or supply funds:
(a)    for the purchase or payment of any such primary obligation; or
(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Core Distribution Agreement” means the Core Distribution Agreement dated as of August 16, 2018 between the Issuer and McKesson Pharmaceutical, a division of McKesson Corporation.
“Corporate Trust Office” means the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Holders and the Issuer.
“Default” means any event that is, or after notice or passage of time, or both, would constitute, an Event of Default.
“Development Agreement” means the Product Development Agreement dated as of May 11, 2011 by and between the Issuer (as successor in interest to Stason Pharmaceuticals, Inc.) and Oishi Koseido Co., Ltd. together with Itochu Chemical Frontier Corporation.
“Disposition” or “Dispose” means, directly or indirectly, the sale, assignment, conveyance, transfer, license or other disposition (whether in a single transaction or a series of related transactions) (including by way of a Sale/Leaseback Transaction or, for the avoidance of doubt, any sale or issuance of the Equity Interests of any Person) of property by any Person; provided, that in no event shall licenses or sub-licenses of Intellectual Property granted on a non-exclusive basis be deemed to constitute a Disposition if such licenses or sub-licenses are granted in the ordinary course of business and do not materially impair the Collateral.
“Distribution Services Agreement” means the Developing Suppliers Program Distribution Services Agreement dated as of August 1, 2018 among the Issuer, Cardinal Health 3, LLC, Cardinal Health 104 LP, Cardinal Health 107, LLC, Cardinal Health 108, LLC, Cardinal Health 110, LLC, Cardinal Health 112, LLC, The Harvard Drug Group, L.L.C. and any other subsidiary of Cardinal Health, Inc., as may be designated from time to time by Cardinal Health, Inc.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Assets” means, subject to Section 4.13, (1) any Intellectual Property for the Commercialization of the Product in any jurisdiction throughout the world other than the United States (and any jurisdiction within or of the United States), (2) the Exclusive Distribution Agreement, the Distribution Services Agreement, the Wholesale Purchase Agreement, the Core Distribution Agreement and the Supplier Acknowledgment and Agreement if and only for so long as and to the extent that the grant of a security interest therein under the Security Documents would result in a breach or default thereunder or abandonment, invalidation or unenforceability thereof (except to the extent the relevant term that would result in such breach, default, abandonment, invalidation or unenforceability is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or equivalent statutes of any jurisdiction) or any other applicable law), (3) any fee or leasehold interests in real property if the greater of the cost and the book value of such interest is less than $1,000,000 individually, (4) any asset or property to the extent that the grant of a security interest in such asset or property is prohibited by any applicable law or requires a consent not obtained of any Governmental Authority pursuant to applicable law (except to the extent the law prohibiting such grant or requiring such consent is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or equivalent statutes of any jurisdiction) or any other applicable law), (5) any assets or property as to which the Issuer or the Collateral Agent (at the direction of the Holders of a majority in principal amount of the Securities then outstanding) reasonably determines in good faith that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby, (6) any payroll accounts, payroll withholding tax accounts, pension and pension reserve accounts and employee benefit accounts to the extent funded or maintained in accordance with prudent business practice or as required by law, (7) any motor vehicles subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a Uniform Commercial Code financing statement, and (8) any particular asset or right under contract, if the pledge thereof or the security interest therein is prohibited or restricted by any third party (so long as any agreement with such third party that provides for such prohibition or restriction was not entered into in contemplation of the acquisition of such asset or entering into of such contract or for the purpose of creating such prohibition or restriction), other than to the extent such prohibition or restriction is rendered ineffective under the Uniform Commercial Code or other applicable law, notwithstanding such prohibition, and other than proceeds and receivables thereof. For the avoidance of doubt, Excluded Assets shall not include cash, accounts, license and royalty fees, milestone payments, claims, awards, judgments, insurance claims and other revenues, proceeds or income, arising out of, derived from or relating to Intellectual Property described in clause (1) of this definition (including any cash, accounts, license and royalty fees, milestone payments and other proceeds and general intangibles that consist of rights to payment and the proceeds from the Disposition of all or any part of, or rights in, any such Intellectual Property).
“Exclusive Distribution Agreement” means the Exclusive Distribution Agreement dated as of August 6, 2015 by and between the Issuer and Cardinal Health 105, Inc.
“Fair Market Value” means, with respect to any asset or property, the value of the consideration obtainable in a sale of such asset or property negotiated at arm’s length between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined in good faith by the Issuer, whose determination shall be conclusive.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Indenture (or any amended or successor version), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FDA” means the United States Food and Drug Administration or any successor thereto.
“Financial Officer” of any Person shall mean the principal financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“guarantee” means a guarantee or other provision of credit support (other than by endorsement of negotiable instruments for deposit or collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, including by providing security therefor or by becoming a co-obligor with respect thereto; provided that the term “guarantee” shall not include customary and reasonable indemnity obligations or product warranties in effect on the Issue Date or entered into in connection with any acquisition or disposition of assets permitted under this Indenture (other than such obligations with respect to Indebtedness). The term “guarantee”, when used as a verb, shall mean to provide a guarantee.
“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Securities by the Parent Guarantor in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1)    currency exchange agreements, currency exchange cap agreements and currency exchange collar agreements; and
(2)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or to otherwise manage currency exchange risk, either generally or under specific contingencies.
“Holder” means the Person in whose name a Security is registered in the Register.
“Incur” means issue, assume, guarantee, incur or otherwise become liable for. “Incurrence” has a correlative meaning.
“Indebtedness” means, with respect to any Person:
(1)    the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(2)    to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(3)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by such Person) of such asset at such date of determination; and (b) the amount of such Indebtedness of such other Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (i) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (ii) deferred or prepaid revenues; (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (iv) any earn-out obligations, purchase price adjustments, deferred purchase money amounts, milestone or bonus payments (whether performance or time-based), and royalty, licensing, revenue or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements; (v) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto; or (vi) asset retirement obligations and obligations in respect of workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 60 days.
“Indemnified Taxes” means any United States federal withholding taxes imposed or required to be withheld under Section 1441 or 1442 of the Code or the regulations thereunder on or with respect to a payment of Contingent Interest to a Holder or Beneficial Owner (including, for the avoidance of doubt, any such withholding taxes withheld or deducted on a pass-through share basis from a Beneficial Owner by a pass-through entity for U.S. federal income tax purposes with respect to a payment of Contingent Interest to such pass-through entity (or lower-tier pass-through entity) that is allocated to such Beneficial Owner), other than: (1) any taxes imposed on or measured by net income (however denominated), franchise taxes, or branch profits taxes, (2) any taxes attributable to a Holder’s or a Beneficial Owner’s failure to timely provide a properly completed and executed Portfolio Interest Certificate claiming complete exemption from withholding taxes as provided in Exhibit D with respect to any interest paid by the Issuer that is not treated as Contingent Interest or any other Tax Documentation, (3) any taxes imposed on payments that are not Contingent Interest and (4) any taxes imposed under FATCA.
“Indenture” means this Indenture, as amended, restated or supplemented from time to time.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of recognized standing in the United States, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.
“Intellectual Property” means, with respect to any Person, all intellectual property and proprietary rights in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, including: (1) all patents, patent applications, industrial designs, industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith; (2) all trademarks, trademark applications, servicemarks, servicemark applications, protectable trade dress, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (3) all copyrights and other works of authorship, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (4) all trade secrets, protectable know-how, and confidential and proprietary information (including inventions (whether or not patentable or reduced to practice), improvements, technologies, new drug applications, abbreviated new drug applications, biologic license applications or 351(k) biologic license applications (or equivalent non-U.S. applications of any of the foregoing), processes, techniques, protocols, methods, industrial models, designs, drawings, plans, specifications, research and development, data, including technical and clinical data, customer and supplier lists, manufacturing processes, pricing and cost information, and business and marketing plans and proposals); (5) all software (including source code, executable code, databases, and related documentation); (6) all similar or equivalent proprietary rights; and (7) all copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium).
“Investment Grade Securities” means:
(1)    securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);
(2)    securities that have a rating equal to or higher than “Baa3” (or equivalent) by Moody’s or “BBB-” (or equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating organization, but excluding any debt securities or loans or advances between or among any of the Issuer, the Parent Guarantor and their Subsidiaries;
(3)    investments in any fund that invests at least 95% in investments of the type described in clauses (1) and (2) above, which fund may also hold immaterial amounts of cash pending investment or distribution; and
(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel, moving and similar advances to officers, employees, directors, advisors and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
“IRS” means the U.S. Internal Revenue Service.
“Issue Date” means September 7, 2018.
“Issuer” has the meaning set forth in the preamble hereof but, for the avoidance of doubt, shall not include any of its Subsidiaries.
“Letter of Credit” means the irrevocable letter of credit issued by the Parent Guarantor to the Issuer on the Issue Date.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell, or give a security interest in, such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction)); provided that in no event shall an operating lease or a non-exclusive license or sub-license of Intellectual Property be deemed to constitute a Lien if such operating leases or licenses or sub-licenses are granted in the ordinary course of business and do not materially impair the Collateral.
“Marketing Approval Letter” means a marketing approval letter from the FDA with respect to either ZTlido™ (lidocaine topical system) 5.4% or a similar product with a concentration of not less than 5%.
“Marketing Authorization” means, with respect to the Product, the approval of any Regulatory Authority that is required by applicable law to sell the Product for use in a given country or region.
“Minimum Cash Provision” means the provision set forth in the Letter of Credit requiring the Issuer to hold, as of the end of any calendar month, at least $35,000,000 in (1) Cash Equivalents in the Collateral Account and (2) aggregate unrestricted Cash Equivalents.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Net Sales” means (1) for any period, gross worldwide sales in arm’s length sales by the Issuer, any of its Affiliates or the Issuer’s licensees, sub-licensees, assignees, transferees or other commercial partners (or any of their respective Affiliates) to independent, unrelated third parties, less the following deductions from such gross amounts that are actually incurred, allowed, accrued or specifically allocated in such period: (i) credits, price adjustments or allowances for damaged products (to the extent not covered by insurance), defective goods, returns or rejections; (ii) normal and customary trade, cash and quantity discounts properly taken directly with respect to sales of the Product (other than price discounts granted at the time of invoicing that have been already reflected in the gross amount invoiced); provided, however, that such discounts are not applied disproportionately to the Product; (iii) chargeback payments, rebates and similar allowances (or the equivalent thereof) granted to group purchasing organizations, managed health care organizations, distributors or wholesalers or to federal, state/provincial, local and other governments, including their agencies, or to trade customers; (iv) any fees paid to any third party logistics providers, wholesalers and distributors; (v) any freight, postage, shipping, insurance and other transportation charges incurred by the selling Person in connection with shipping to third party logistics providers, wholesalers and distributors and to customers; (vi) adjustments for billing errors or recalls; (vii) sales, value-added (to the extent not refundable in accordance with applicable law), and excise taxes, tariffs and duties, and other taxes (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and other comparable laws), levied on, absorbed, determined or imposed with respect to such sale (but not including any taxes assessed against the income of any Person derived from such sale); and (viii) amounts written off by reason of uncollectible debt, provided that if the debt is thereafter paid, the corresponding amount shall be added to the Net Sales of the period during which it is paid and (2) all payments, recoveries, damages or award or settlement amounts paid to the Issuer or any of its Affiliates by any non-Affiliate third party and arising out of or relating to the Product or the Intellectual Property in respect of the Product; provided, however, that, notwithstanding the foregoing, to the extent that the Issuer out-licenses (or sub-licenses) Intellectual Property that constitutes Excluded Assets, “Net Sales” shall mean only those amounts actually received by the Issuer or any of its Affiliates pursuant to the agreements evidencing such out-licenses (or sub-licenses) in whatever form, including up-front payments, milestone payments or other one-time payments or ongoing royalty or similar payments. Net Sales, as set forth in this definition, shall be calculated applying, in accordance with GAAP, the standard accounting practices the selling Person customarily applies to other branded products sold by it or its Affiliates under similar trade terms and conditions.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided, however, that Obligations with respect to the Securities shall not include fees or indemnifications in favor of the Trustee and the Collateral Agent.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the principal financial officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Issuer.
“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and may be an employee of or counsel to the Issuer or the Trustee.
“Permitted Investments” means:
a.any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date;
b.any Investment in Cash Equivalents or Investment Grade Securities at the time such Investment is made;
c.any Investment by the Issuer in a Person if, as a result of such Investment, such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer, and any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such merger, amalgamation, consolidation, transfer, conveyance or liquidation;
d.any Investment acquired by the Issuer (a) in exchange for any other Investment or accounts receivable held by the Issuer in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
e.Investments the payment for which consists of Equity Interests of the Issuer or any direct or indirect parent of the Issuer, as applicable;
f.Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of Intellectual Property (where the Issuer is the licensee or lessee), in each case in the ordinary course of business;
g.Hedging Obligations permitted under Section 4.03(a)(vi);
h.Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;
i.non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Holders in the Collateral, taken as a whole, would not be materially impaired;
j.loans or advances made to, and guarantees with respect to obligations of, clients, customers, distributors, suppliers, licensors and licensees in the ordinary course of business, not to exceed an aggregate of $1,000,000 at any one time; and
k.Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client or customer contracts.
“Permitted Liens” means, with respect to any Person:
a.pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
b.carriers’, warehousemen’s and mechanics’ Liens and similar Liens imposed by law, in each case for sums not yet overdue for a period of more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
c.Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 60 days or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
d.Liens in favor of issuers (other than the Parent Guarantor) of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
e.survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
f.(A) Liens existing on the Issue Date and (B) Liens securing the Securities, including Liens arising under or relating to the Security Documents;
g.the Lien securing the Issuer’s payment obligations under Section 7.06;
h.Liens in favor of the Issuer;
i.other Liens (not securing Indebtedness) incidental to the conduct of the business of the Issuer or the ownership of its assets that do not individually or in the aggregate materially adversely affect the value of the Issuer or materially impair the operation of the business of the Issuer;
j.deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;
k.Liens on vehicles of the Issuer granted in the ordinary course of business;
l.Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;
m.Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances, trade acceptances and letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
n.leases or subleases of real property granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer and do not secure any Indebtedness;
o.Liens arising from Uniform Commercial Code financing statement filings that name the Issuer as debtor regarding (i) operating leases entered into by the Issuer in the ordinary course of business and (ii) goods consigned or entrusted to or bailed with a Person (other than the Issuer) in connection with the processing, reprocessing, recycling or tolling of such goods in the ordinary course of business;
p.Liens (other than Liens of the type described in clause (3) of the definition of Permitted Liens) on any property in favor of Governmental Authorities to secure partial, progress or advance payment pursuant to any contract or statute, not yet due and payable;
q.Liens on goods purchased in the ordinary course of business, the purchase price of which is financed by a documentary letter of credit issued for the account of the Issuer in respect of Indebtedness permitted by Section 4.03(a)(ii); and
r.Liens not otherwise permitted under this Indenture in an aggregate amount not to exceed $500,000.
“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Product” means ZTlido™ (lidocaine topical system 1.8%), whether marketed under this name or any other name, regardless of the purpose for which such product is marketed or sold, and any and all future iterations, improvements or modifications of such product made, developed or licensed (or sub-licensed) by the Issuer or any of its Affiliates or licensees (or sub-licensees) (including ZTlido™ (lidocaine topical system 5.4%)).
“Put Offer” means a Change of Control Offer, a Subordinated Loan Offer or a Marketing Approval Offer.
“Regulatory Authority” means any national, international, regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing, pricing, sale or reimbursement of the Product, including the FDA.
“Restricted Investment” means an Investment other than a Permitted Investment.
“S&P” means S&P Global Ratings or any successor to the rating agency business thereof.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or acquired after the Issue Date by the Issuer whereby the Issuer transfers such property to a Person and the Issuer leases it from such Person.
“SEC” means the United States Securities and Exchange Commission or any successor thereto.
“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments, account control agreements and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating, perfecting or otherwise evidencing (or purporting to create, evidence or otherwise perfect) the security interests or other Liens granted by the Issuer in favor of the Collateral Agent in the Collateral as contemplated by this Indenture, including the Collateral Agreement and all documentation required pursuant thereto and the Consent and Agreement.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
“Subordinated Indebtedness” means any Indebtedness of the Issuer that is (1) unsecured or (2) by its terms subordinated in right of payment to the Securities.
“Subordinated Intercompany Indebtedness” means loans or advances (that do not bear an interest rate in excess of 10% per year), unsecured and by their terms subordinated in right of payment to the Securities, by the Parent Guarantor from time to time to the Issuer in the aggregate principal amount outstanding at any one time not to exceed $25,000,000 (including approximately $21,700,000 of which is outstanding as of the Issue Date).
“Subordinated Loan” means a loan, unsecured and by its terms subordinated in right of payment to the Securities, to be made by the Parent Guarantor to the Issuer in the single lump-sum amount of $35,000,000 pursuant to the Letter of Credit following the Issuer’s drawing on the Letter of Credit.
“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).
“Supplier Acknowledgment and Agreement” means the McKesson Supplier Standard Terms and Conditions Supplier Acknowledgment & Agreement dated as of August 23, 2018 by the Issuer.
“Supply Agreement” means the Commercial Supply Agreement dated as of February 16, 2017 by and between the Issuer, Oishi Koseido Co., Ltd. and Itochu Chemical Frontier Corporation.
“Taxes” means any present or future tax, fee, duty, levy, tariff, impost, assessment or other charge imposed by a Governmental Authority (including penalties, interest and additions to tax applicable thereto).
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as interpreted and in effect on the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended or there is a change in its interpretation after the Issue Date, the term “TIA” shall mean, to the extent required by such amendment or such change in interpretation, the Trust Indenture Act of 1939, as so amended or interpreted. It is acknowledged that this Indenture will not be qualified under the TIA.
“Trust Officer” means:
(1)    any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject; and
(2)    who shall have direct responsibility for the administration of this Indenture.
“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“U.S. Government Obligations” means securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wholesale Purchase Agreement” means the Wholesale Purchase Agreement dated as of August 13, 2018 among the Issuer, Cardinal Health 3, LLC, Cardinal Health 104 LP, Cardinal Health 107, LLC, Cardinal Health 108, LLC, Cardinal Health 110, LLC, Cardinal Health 112, LLC, The Harvard Drug Group, L.L.C. and any other subsidiary of Cardinal Health, Inc., as may be designated from time to time by Cardinal Health, Inc.
SECTION 1.02.    Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07(a)
“After-Acquired Property”	4.13
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.08(a)(ii)
“Collateral Account”	4.25(a)
“Confidential Information”	7.11
“Confidential Parties”	7.11
“Contingent Interest”	12.14(b)
“covenant defeasance option”	8.01(c)
“Custodian”	6.01
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Event of Default”	6.01
“Final Maturity Date”	Exhibit A
“Global Security”	Appendix A
“Guaranteed Obligations”	10.01(a)
“legal defeasance option”	8.01(c)
“Marketing Approval Offer”	4.08(c)(ii)
“Parent Guarantor”	Preamble
“Paying Agent”	2.04(a)
“Payment Date”	Exhibit A
“Portfolio Interest Certificate”	12.14(c)
“primary obligations”	“Contingent Obligations” definition
“primary obligor”	“Contingent Obligations” definition
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Record Date”	Exhibit A
“Register”	2.04(a)
“Registered Form”	2.02
“Registrar”	2.04(a)
“Representative”	4.05(a)
“Reserve Account”	4.24(a)
“Restricted Payments”	4.04(a)
“Securities”	Preamble
“Securities Custodian”	Appendix A
“Security Document Order”	11.09(h)
“Subordinated Loan Offer”	4.08(b)(ii)
“Successor Company”	5.01(a)(i)
“Successor Guarantor”	5.02(a)(i)
“Tax Documentation”	12.14(c)

SECTION 1.03.    Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    except as otherwise set forth in this Indenture, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as defined herein, and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as defined herein;
(c)    the word “or” shall be construed to mean “and/or”;
(d)    the word “including” means including without limitation, and any item or list of items set forth following the word “including”, “include” or “includes” in this Indenture is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are “included”, such item or items are in such category and shall not be construed as indicating the items in the category in which such item or items are “included” are limited to such item or items similar to such items;
(e)    all references in this Indenture to any designated “Article”, “Section”, “Appendix”, “Exhibit”, “Schedule”, definition and other subdivision are to the designated Article, Section, Appendix, Exhibit, Schedule, definition and other subdivision, respectively, of this Indenture;
(f)    all references in this Indenture to (i) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Appendix, Exhibit, Schedule and other subdivision, respectively, and (ii) the term “this Indenture” means this Indenture as a whole, including the Appendix and Exhibits;
(g)    words in the singular include the plural and words in the plural include the singular;
(h)    the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP as defined herein;
(i)    “$” and “U.S. Dollars” each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
(j)    the words “asset” or “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;
(k)    unless otherwise specified, all references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein);
(l)    all references to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein), and any reference to a Person in a particular capacity excludes such Person in other capacities;
(m)    the word “will” shall be construed to have the same meaning and effect as the word “shall”; and
(n)    any reference to ZTlido™ (lidocaine topical system 1.8%) or ZTlido™ (lidocaine topical system 5.4%), except in the definition of “Product”, shall be deemed to refer to such product whether marketed under that name or any other name.

ARTICLE 2

THE SECURITIES
SECTION 2.01.    Amount of Securities.
(a)    The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to $224,000,000 plus any increases in principal amount of the Securities pursuant to Section 2.01(b) or Section 2.01(c).
(b)    On February 15, 2022, unless the Trustee has previously received from the Issuer an Officers’ Certificate certifying that actual cumulative Net Sales (but only in respect of the United States) of ZTlido™ (lidocaine topical system 1.8%) from the Issue Date through December 31, 2021 are equal to or more than $[…***…], the then-existing outstanding aggregate principal amount of the Securities (after giving effect to any redemption of such Securities on such date) will be increased by $28,000,000 (allocated pro rata among the Holders). Such increase will be at the sole expense of the Issuer and will be evidenced by an appropriate notation by the Trustee (in respect of a Global Security) or the applicable Holder (in respect of a Definitive Security) on the Schedule of Increases or Decreases attached to the applicable Security (or electronically pursuant to the operational arrangements of the Depository), which notation (absent manifest error) will be binding on the Issuer.
(c)    On November 15, 2023, unless the Trustee has previously received from the Issuer an Officers’ Certificate certifying that actual cumulative Net Sales (but only in respect of the United States) of ZTlido™ (lidocaine topical system 1.8%) from October 1, 2022 through September 30, 2023 are equal to or more than $[…***…], the then-existing outstanding aggregate principal amount of the Securities (after giving effect to any redemption of such Securities on such date) will be increased by an amount (allocated pro rata among the Holders) equal to an amount to be determined by reference to Schedule I and evidenced by an Officers’ Certificate delivered to the Trustee (which shall include a certification as to such actual cumulative Net Sales (but only in respect of the United States) for such period and the corresponding amount on such Schedule I); provided, however, that if the Issuer does not deliver such Officers’ Certificate evidencing such amount, the then-existing outstanding aggregate principal amount of the Securities (after giving effect to any redemption of the Securities) will be increased by an amount (allocated pro rata among the Holders) equal to $112,781,030 (if the principal amount of the Securities was not increased pursuant to Section 2.01(b)) or $84,781,030 (if the principal amount of the Securities was increased pursuant to Section 2.01(b)). Such increase will be at the sole expense of the Issuer and will be evidenced by an appropriate notation by the Trustee (in respect of a Global Security) or the applicable Holder (in respect of a Definitive Security) on the Schedule of Increases or Decreases attached to the applicable Security (or electronically pursuant to the operational arrangements of the Depository), which notation (absent manifest error) will be binding on the Issuer.
(d)    The Securities shall be treated as a single class for all purposes under this Indenture, including directions provided to the Trustee pursuant to Section 6.05, waivers, amendments, redemptions and offers to purchase, and shall rank on a parity basis in right of payment and security.

SECTION 2.02.    Form and Dating. Provisions relating to the Securities are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or the Parent Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any Treasury Regulations promulgated thereunder, including Treasury Regulations Sections 5f.103-1(c) and 1.871-14 (“Registered Form”), without interest coupons, and in minimum denominations of $250,000 and any integral multiple of $1.00 in excess thereof.
SECTION 2.03.    Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer Securities for original issue on the Issue Date in an aggregate principal amount of $224,000,000. Such order shall specify the amount of the Securities to be authenticated, the form in which the Securities are to be authenticated and the date on which the original issue of Securities is to be authenticated.
One Officer shall sign the Securities for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
SECTION 2.04.    Registrar and Paying Agent.
(a)    The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities (including the names and addresses of each Holder thereof and the amounts of principal and interest owing thereto) and of their transfer and exchange (the “Register”). Upon the written request of the Registrar, the Issuer shall use commercially reasonable efforts to, by written response, promptly inform the Registrar as to the amounts of principal and interest outstanding on the Securities. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Securities Custodian with respect to the Global Securities and as Registrar and Paying Agent with respect to the Definitive Securities.
(b)    The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer may act as Paying Agent. Upon any Event of Default as described in Section 6.01(f) or Section 6.01(g), the Trustee shall automatically be the Paying Agent.
(c)    The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.
(d)    The Issuer shall promptly deliver to the Trustee following the end of each calendar year a written notice specifying the amount of original issue discount, if any, accrued on the outstanding Securities for the previous calendar year, including daily rates and accrual periods, and such other information relating to original issue discount as may be required under the Code and applicable regulations, as amended from time to time.
SECTION 2.05.    Paying Agent to Hold Money in Trust. On or prior to each due date of the principal of any Security, the Issuer shall deposit with each Paying Agent (or if the Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall act as an agent for or representative of the Trustee, and act solely as directed by the Trustee, in the administration of each of the Reserve Account and the Collateral Account and hold in trust for the benefit of the Holders or the Trustee all money held by a Paying Agent or in the Reserve Account or in the Collateral Account for the payment of principal of the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent if not otherwise so acting. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.06.    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders. The Issuer shall also maintain a copy of such list of the names and addresses of the Holders at its registered office.
SECTION 2.07.    Transfer and Exchange. The Securities shall be issued in Registered Form and shall be transferable only upon the surrender of a Security for registration of transfer in the Register and in compliance with Appendix A. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer in the Register as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge will be made for any registration of transfer or exchange of the Securities, but the Issuer may require payment from the Holder of a sum sufficient to pay all taxes (including transfer taxes), assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.
Prior to the due presentation for registration of transfer of any Security, the Issuer, the Parent Guarantor, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered in the Register as the absolute owner of such Security for the purpose of receiving payment of principal of such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Parent Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.
All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
SECTION 2.08.    Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8‑405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8‑303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Trustee, the Paying Agent and the Registrar (if the Registrar also serves as the Paying Agent) and of the Issuer to protect the Issuer, the Parent Guarantor, the Paying Agent and the Registrar (if the Trustee is not serving in the role of Paying Agent or Registrar, as the case may be) from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security (including attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.
Every replacement Security is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.
The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.
SECTION 2.09.    Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 12.04, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.
If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.
If the principal amount of any Securities (or portions thereof) is considered paid under Section 4.01, such Securities (or portions thereof) cease to be outstanding.
If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal payable on that date with respect to the Securities to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding.
SECTION 2.10.    Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities under this Indenture.
SECTION 2.11.    Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or cancellation. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures. Certification of the destruction of all cancelled Securities shall be delivered to the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.
SECTION 2.12.    CUSIP Numbers, ISINs, etc. The Issuer in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices (including notices of redemption) as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice that reliance may be placed only on the other identification numbers printed on the Securities and that any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.
SECTION 2.13.    Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the aggregate principal amount of the Securities outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, waived, approved or taken other action by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 12.04. Any such calculation made pursuant to this Section 2.13 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate. The Issuer and the Trustee agree that any action of the Holders may be evidenced by the Depository applicable procedures or by such other procedures as the Issuer and Trustee may agree.
SECTION 2.14.    Statement to Holders. After the end of each calendar year but not later than the latest date permitted by applicable law, the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Holder a statement (for example, an IRS Form 1099 or any other statement required by applicable law) prepared by the Trustee containing the interest and original issue discount paid (based solely upon information provided by the Issuer) with respect to the Securities for such calendar year or, in the event such Person was a Holder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as may be (a) required pursuant to the then-applicable regulations under the Code or (b) readily available to the Trustee and that a Holder shall reasonably request as necessary for the purpose of such Holder’s preparation of its U.S. federal income or other tax returns. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.
SECTION 2.15.    Contingent Payment Debt Instrument Status. Each Holder, by reason of its purchase of the Securities, is deemed to have acknowledged that (a) for U.S. federal income tax purposes, the Securities will be treated as indebtedness subject to the U.S. Treasury Regulations governing contingent payment debt instruments and (b) the Holders will report original issue discount on the Securities for U.S. federal income tax purposes in accordance with the Issuer’s determination, which shall account for any original issue discount on the aggregate principal amount of $224,000,000 separately from any original issue discount on any increases in principal pursuant to Section 2.01(b) and Section 2.01(c) hereof. For this purpose, original issue discount information for the Securities may be obtained by contacting the Issuer at the address set forth in Section 12.01.

ARTICLE 3

REDEMPTION
SECTION 3.01.    Redemption. The Securities may be redeemed by the Issuer at its option in whole on any Business Day specified by the Issuer, subject to the conditions and at the redemption price set forth in Paragraph 5 of the form of Security set forth in Exhibit A, which is hereby incorporated by reference and made a part of this Indenture.
SECTION 3.02.    Applicability of Article. Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.
SECTION 3.03.    Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the Security, it shall notify the Trustee and the Holders in writing of (i) the Section of this Indenture and the Paragraph of the Security (if any) pursuant to which the redemption shall occur, (ii) the redemption date, and (iii) the redemption price.
The Issuer shall provide written notice to the Trustee provided for in this Section 3.03 at least 30 days but not more than 60 days (or such shorter period as may be acceptable to the Trustee) before a redemption date if the redemption is pursuant to Paragraph 5 of the Security. Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to written notice of such redemption being provided to any Holder and shall thereby be void and of no effect.
SECTION 3.04.    Notice of Optional Redemption.
(a)    At least 30 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Security, the Issuer shall provide or cause to be provided a written notice of redemption to each Holder.
Any such notice shall identify the Securities and shall state:
(i)    the redemption date;

(ii)	the redemption price;

(iii)	the name and address of the Paying Agent;

(iv)	that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v)	that all outstanding Securities are to be redeemed;

(vi)	the CUSIP number, ISIN or “Common Code” number, if any, printed on the Securities;

(vii)	that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(viii)	such other matters as the Issuer deems desirable or appropriate.
Notice of any redemption pursuant to this Section 3.04 may, at the Issuer’s direction, be revocable and be subject to one or more conditions precedent, including the receipt by the Trustee, on or prior to the redemption date, of money sufficient to pay the principal of, and premium, if any, on, the Securities.
(b)    At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee a notice containing the information required by this Section 3.04 at least five Business Days (unless the Trustee consents to a shorter period) prior to the date such notice is to be provided to
Holders and such notice may not be canceled but may be subject to such conditions precedent as shall be set forth in such notice.
SECTION 3.05.    Effect of Notice of Redemption. Once written notice of redemption is provided in accordance with Section 3.04, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the satisfaction or waiver of any conditions precedent in the notice of redemption. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
SECTION 3.06.    Deposit of Redemption Price. With respect to any Securities, prior to 10:00 a.m., New York City time, on the redemption date (provided that the Issuer shall have confirmed in writing to the Trustee the satisfaction or waiver of all conditions to such redemption pursuant to Section 3.04(a)), the Issuer shall deposit with the Paying Agent (or, if the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of all Securities other than Securities that have been delivered by the Issuer to the Trustee for cancellation. Upon redemption of any Securities by the Issuer, such redeemed Securities will be cancelled.
ARTICLE 4

COVENANTS
SECTION 4.01.    Payment of Securities.
(a)    The Issuer shall promptly pay the principal of the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 noon New York City time money sufficient to pay all principal then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. The Issuer shall pay, during the continuance of an Event of Default, interest on the outstanding principal amount of the Securities at the rate of 2.00% per annum.
(b)    On each Payment Date, commencing on February 15, 2019, the Issuer shall pay to the Holders an installment of principal of the Securities in an amount (allocated pro rata among the Holders) equal to the Applicable Percentage of Net Sales of the Product for the fiscal quarter of the Issuer ended prior to such Payment Date.
(c)    Unless the Trustee has received from the Issuer on or prior to November 15, 2023 an Officers’ Certificate certifying that actual cumulative Net Sales (but only in respect of the United States) of ZTlido™ (lidocaine topical system 1.8%) from October 1, 2022 through September 30, 2023 are equal to or more than $[…***…] , then on each Payment Date through the date on which the Securities have been paid in full (including, if applicable, the Final Maturity Date), commencing on February 15, 2024, the Issuer shall pay to the Holders an additional installment of principal of the Securities in an amount (allocated pro rata among the
Holders) equal to the amount to be determined by reference to Schedule II and evidenced by an Officers’ Certificate delivered to the Trustee (which shall include a certification as to such actual cumulative Net Sales (but only in respect of the United States) for such period and the corresponding amount on such Schedule II); provided, however, that if the Issuer does not deliver such Officers’ Certificate evidencing such amount, such additional installment of principal payable on each Payment Date through the date on which the Securities have been paid in full (including, if applicable, the Final Maturity Date), commencing on February 15, 2024, shall be $30,616,457.
(d)    Any remaining outstanding principal amount of the Securities on the Final Maturity Date shall be due and payable to the Holders on such date.
SECTION 4.02.    Reports and Other Information.
(a)    Annual Financials.
(i)    The Issuer shall deliver to the Trustee, as soon as available, but in any event within 90 days (or such earlier date on which the Issuer is required to file a Form 10-K under the Exchange Act, if applicable, after giving effect to any extension made in compliance with Rule 12b-25 under the Exchange Act) after the end of each fiscal year of the Issuer, beginning with the fiscal year ending December 31, 2018, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, with such consolidated financial statements to be audited and accompanied by (x) a report and unqualified opinion of the Issuer’s independent certified public accounting firm of recognized standing in the United States (which report and opinion shall be prepared in accordance with GAAP), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods specified in accordance with GAAP, and (y) (if and only if the Issuer is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm) an attestation report of such independent certified public accounting firm as to the Issuer’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor).
(ii)    The Parent Guarantor shall deliver to the Trustee, as soon as available, but in any event within 90 days (or such earlier date on which the Parent Guarantor is required to file a Form 10-K under the Exchange Act, if applicable, after giving effect to any extension made in compliance with Rule 12b-25 under the Exchange Act) after the end of each fiscal year of the Parent Guarantor, beginning with the fiscal year ending December 31, 2018, a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, with such consolidated financial statements to be audited and accompanied by (x) a report and unqualified opinion of the Parent Guarantor’s independent certified public accounting firm of recognized standing in the United States (which report and opinion shall be prepared in accordance with GAAP), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Parent Guarantor as of the dates and for the periods specified in accordance with GAAP; provided, however, that any such opinion shall not be considered qualified due to the inclusion of an emphasis of matter paragraph in the audit opinion based on recurring losses from operations and working capital deficiencies similar in type disclosed in the Parent Guarantor’s 2017 audited financial statements and if the Parent Guarantor delivers to the Trustee within three Business Days after the delivery of the applicable financial statements a solvency certificate in the form of Exhibit E attesting to the solvency as of such date of the Parent Guarantor, and (y) (if and only if the Parent Guarantor is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm) an attestation report of such independent certified public accounting firm as to the Parent Guarantor’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, that the Parent Guarantor shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor).
(b)    Quarterly Financials.
(i)    The Issuer shall deliver to the Trustee, as soon as available, but in any event within 45 days (or such earlier date on which the Issuer is required to file a Form 10-Q under the Exchange Act, if applicable, after giving effect to any extension made in compliance with Rule 12b-25 under the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, beginning with the fiscal quarter ending September 30, 2018, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of the Issuer’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with GAAP; provided, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor). Such consolidated financial statements shall be certified by a Financial Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 4.02(a)(i), subject to normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, if the Issuer or any of its Subsidiaries have made an acquisition, the financial statements with respect to an acquired entity need not be included in the consolidated quarterly financial statements required to be delivered pursuant to this Section 4.02(b)(i) until the first date upon which such quarterly financial statements are required to be so delivered that is at least 90 days after the date such acquisition is consummated.
(ii)    The Parent Guarantor shall deliver to the Trustee, as soon as available, but in any event within 45 days (or such earlier date on which the Parent Guarantor is required to file a Form 10-Q under the Exchange Act, if applicable, after giving effect to any extension made in compliance with Rule 12b-25 under the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor, beginning with the fiscal quarter ending September 30, 2018, a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of the Parent Guarantor’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with GAAP; provided, however, that the Parent Guarantor shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor). Such consolidated financial statements shall be certified by a Financial Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of the Parent Guarantor and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 4.02(a)(ii), subject to normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, if the Parent Guarantor or any of its Subsidiaries have made an acquisition, the financial statements with respect to an acquired entity need not be included in the consolidated quarterly financial statements required to be delivered pursuant to this Section 4.02(b)(ii) until the first date upon which such quarterly financial statements are required to be so delivered that is at least 90 days after the date such acquisition is consummated.
(c)    Compliance with Indenture. The Issuer shall deliver to the Trustee, concurrently with the delivery of the financial statements provided for in Section 4.02(a)(i), commencing with respect to the fiscal year ending December 31, 2018, an Officers’ Certificate certifying that (i) the Issuer is in compliance with the Minimum Cash Provision, (ii) unless the Letter of Credit has been previously fully drawn or terminated in accordance with its terms, the Letter of Credit remains outstanding in the face amount of $35,000,000 and has not been amended or otherwise modified to date and (iii) to each such Officer’s actual knowledge there is no Default or Event of Default that has occurred and is continuing or, if either such Officer does know of any such Default or Event of Default, such Officer shall include in such certificate a description of such Default or Event of Default and its status with particularity.
(d)    Noncompliance with Minimum Cash Provision. The Issuer shall deliver to the Trustee, no later than 9:30 a.m. New York City time on the third Business Day following the Issuer’s failure to comply with the Minimum Cash Provision, an Officers’ Certificate as to the Issuer’s failure to comply with the Minimum Cash Provision.
(e)    Information During Default or Event of Default. The Issuer shall deliver to the Trustee and the Holders, promptly, such additional information regarding the business or financial affairs of the Issuer or any of its Subsidiaries, or compliance with the terms of this Indenture, as the Trustee, any Holder or any holder of beneficial interests in the Securities may from time to time reasonably request during the existence of any Default or Event of Default (subject to reasonable requirements of confidentiality (which shall not prohibit or otherwise prevent the delivery of any written notice of such Default or Event of Default under this Indenture), including requirements imposed by law or contract; and provided that the Issuer shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege).
(f)    Information Filed with SEC or Exchanges. Each of the Issuer and the Parent Guarantor shall deliver to the Trustee, promptly after the same are available, copies of any periodic and other reports, registration statements and other materials filed by the Issuer or any of its Subsidiaries or by the Parent Guarantor or any of its Subsidiaries, as the case may be, with the SEC, any U.S. securities exchange or any securities exchange in any applicable non-U.S. jurisdiction, and in any case not otherwise required to be delivered to the Trustee pursuant to this Indenture; provided, however, that the Issuer or the Parent Guarantor, as applicable, shall be deemed to have made such delivery of such reports or other materials if such reports or other materials shall have been made available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such reports or other materials have been filed pursuant to EDGAR (or its successor).
(g)    Rule 144A Information. So long as the Issuer is not subject to either Section 13 or 15(d) of the Exchange Act, the Issuer shall deliver to the Holders, any holder of beneficial interests in the Securities and any prospective purchaser of the Securities or a beneficial interest therein designated by a Holder or such other Person, promptly upon the request of any such Person, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(h)    Quarterly Net Sales Reports. The Issuer shall deliver to the Trustee, no later than two Business Days prior to each Payment Date, commencing with respect to the February 15, 2019 Payment Date, an Officers’ Certificate setting forth Net Sales of the Product for the fiscal quarter of the Issuer ended prior to such Payment Date, the related calculation of principal of the Securities that is payable by the Issuer on such Payment Date pursuant to the terms of the Securities and this Indenture and the remaining aggregate principal amount of the Securities outstanding after giving effect to the payment of principal of the Securities on such Payment Date.
(i)    Annual Net Sales Reports. The Issuer shall deliver to the Trustee, no later than two Business Days prior to February 15 of each year, commencing with respect to February 15, 2022, an Officers’ Certificate setting forth whether or not (i) in the case of the Officers’ Certificate to be delivered by two Business Days prior to February 15, 2022, actual cumulative Net Sales (but only in respect of the United States) of ZTlido™ (lidocaine topical system 1.8%) from the Issue Date through December 31, 2021 are at least $[…***…] and (ii) in the case of each Officers’ Certificate to be delivered in each year thereafter, actual cumulative Net Sales (but only in respect of the United States) of ZTlido™ (lidocaine topical system 1.8%) for the prior calendar year are at least (A) in the case of calendar year 2022, $[…***…], (B) in the case of calendar year 2023, $[…***…], (C) in the case of calendar year 2024, $[…***…], and (D) in the case of calendar year 2025, $[…***…].
(j)    Failure to Receive Timely Marketing Approval. If the Issuer has not received the Marketing Approval Letter on or prior to July 1, 2023, then, no later than July 10, 2023, the Issuer shall provide an Officers’ Certificate to the Trustee certifying that the Issuer has not received the Marketing Approval Letter on or prior to July 1, 2023.
(k)    Notice of Product Claims. The Issuer shall deliver to the Trustee any notice of any action, claim, investigation or proceeding (commenced or threatened) by or before any Governmental Authority related to the Product and any related materials no later than ten Business Days after a good faith determination by the Issuer that such notice of any action, claim, investigation or proceeding would reasonably be expected to have material adverse effect on the Commercialization of the Product.
(l)    Monthly Net Sales Reports. To the extent that, for any calendar month, monthly Net Sales data for the Product, including the number of units of the Product sold during such calendar month, is presented to the Board of Directors of the Issuer, or a committee thereof, the Issuer shall deliver to the Trustee an Officers’ Certificate setting forth Net Sales of the Product for such calendar month and the number of units of the Product sold during such calendar month no later than ten Business Days after such presentation.
(m)    Communication of Information.
(i)    The Issuer shall make available to the Holders (and holders of beneficial interests in the Securities), who shall have executed and delivered a Confidentiality Agreement (subject to clause (e) of this Section 4.02) in accordance with the terms of this Indenture, the information required to be delivered under this Section 4.02 by posting such information on iDeals Virtual Data Room or another similar electronic system, and the Issuer shall administer and maintain iDeals Virtual Data Room or such other similar electronic system for the Holders (and holders of beneficial interests in the Securities). Access by a Holder (or holder of beneficial interests in the Securities) to iDeals Virtual Data Room or such other similar electronic system shall be subject to the condition that such Holder (or such holder of beneficial interests in the Securities) shall have executed and delivered a Confidentiality Agreement in accordance with the terms of this Indenture. The Issuer shall maintain all such information posted on iDeals Virtual Data Room or such other similar electronic system for as long as the Securities are outstanding.
(ii)    Delivery of information under this Section 4.02 to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from any information contained therein, including compliance by the Issuer or any of its Subsidiaries with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates or statements delivered to the Trustee pursuant to Section 4.02(c)(iii)). Neither the Issuer nor the Parent Guarantor shall be obligated to deliver any confidential reports or other confidential information to any Holder (or any holder of beneficial interests in the Securities) who has not executed a Confidentiality Agreement in accordance with the terms of this Indenture. The Issuer shall provide the Trustee with a list of such Holders (or holders of beneficial interests in the Securities) and shall update such list after the execution and delivery to the Issuer of a Confidentiality Agreement by any Person not already party to such a Confidentiality Agreement with the Issuer. The Trustee shall have no duty to monitor the iDeals Virtual Data Room or other similar electronic system site.
SECTION 4.03.    Limitation on Incurrence of Indebtedness.
(a)    The Issuer shall not, directly or indirectly, Incur any Indebtedness (including any guarantee of any Indebtedness of the Parent Guarantor); provided that such prohibition shall not apply to:
(i)    the Incurrence by the Issuer of the Subordinated Loan;
(ii)    the Incurrence by the Issuer of Indebtedness under an unsecured revolving credit facility in the aggregate principal amount outstanding at any one time not to exceed $25,000,000 on terms that have been consented to in writing by the Holders of a majority in principal amount of outstanding Securities;
(iii)    the Incurrence by the Issuer of Indebtedness represented by the Securities;
(iv)    Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding that was Incurred pursuant to this clause (iv), does not exceed $1,000,000 at any one time;
(v)    Indebtedness Incurred by the Issuer constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance or in connection with the maintenance of, or pursuant to the requirements of, environmental permits or licenses from Governmental Authorities;
(vi)    Hedging Obligations of the Issuer that are not incurred for speculative purposes but for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;
(vii)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 10 Business Days of receipt by the Issuer of notice of its Incurrence;
(viii)    Indebtedness of the Issuer consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(ix)    Indebtedness related to unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law; and
(x)    the Incurrence by the Issuer of Subordinated Intercompany Indebtedness.
(b)    The Parent Guarantor shall not, directly or indirectly, Incur (i) any unsecured Indebtedness in excess of $375,000,000 at any time outstanding (which shall, for the avoidance of doubt, include the Guarantee and any other unsecured Indebtedness of the Parent Guarantor that also existed on the Issue Date) or (ii) any secured Indebtedness; provided, however, that the Parent Guarantor may Incur secured Indebtedness if, at the time such Indebtedness is Incurred, the ratio of (x) Indebtedness secured by assets of the Parent Guarantor to (y) the assets of the Parent Guarantor and its Subsidiaries on a consolidated basis would have been less than or equal to 0.4 to 1.0 determined on a pro forma basis, as if the secured Indebtedness had been Incurred (but excluding, for this purpose, Cash Equivalents to be received by the Parent Guarantor in respect of such Incurrence of secured Indebtedness).
(c)    For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a non-U.S. currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a non-U.S. currency, and such refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus the aggregate amount of accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including upfront fees, original issue discount or similar fees) Incurred in connection with such refinancing. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated by the Issuer based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
SECTION 4.04.    Limitation on Restricted Payments.
(a)    The Issuer shall not, directly or indirectly:
(i)    declare or pay any dividend or make any distribution on account of the Issuer’s Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer;
(ii)    purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;
(iii)    (x) make any payment in respect of Subordinated Intercompany Indebtedness and (y) except for Subordinated Intercompany Indebtedness (which is governed by clause (x) of this clause (iii)), make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity (which, in respect of any Subordinated Indebtedness in existence on the Issue Date, shall be such scheduled repayment or scheduled maturity as of the Issue Date), any Subordinated Indebtedness of the Issuer (including the Subordinated Loan); or
(iv)    make any Restricted Investment
(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”); provided, however, the provisions of this Section 4.04(a) shall not prohibit:
(i)    the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
(ii)    repurchases of Equity Interests deemed to occur upon cashless exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(iii)    Restricted Payments by the Issuer to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of the Issuer (including dividends, splits, combinations and business combinations);
(iv)    dividends or other distributions to the Parent Guarantor for the purpose of paying any federal, state, or local income tax liabilities of any consolidated, combined, unitary, or similar tax group of which the Issuer is a member to the extent attributable to the income of the Issuer and the Issuer’s Subsidiaries that is allocated for tax purposes to a direct or indirect owner of the Issuer provided that the amount of such payments in any year does not exceed the amount that the Issuer and the Issuer’s Subsidiaries would be required to pay in respect of federal, state and local income taxes for such year were the Issuer and the Issuer’s Subsidiaries to pay such taxes separately from the Parent Guarantor and provided, further, that any such distributions are actually used to pay such tax liabilities;
(v)    the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer (including the Subordinated Loan and Subordinated Intercompany Indebtedness) made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer; and
(vi)    payments or distributions to satisfy dissenters’ rights pursuant to or in connection with a merger, amalgamation, consolidation or transfer of assets permitted by this Indenture.
(b)    The Parent Guarantor shall not, directly or indirectly, accept any payment in respect of the Subordinated Loan, including by forgiving the Subordinated Loan, prior to its scheduled maturity date; provided, however, the Parent Guarantor may at any time elect to exchange or convert for the Issuer’s Equity Interests any or all of the outstanding amount of the Subordinated Loan.
(c)    The Parent Guarantor shall not, directly or indirectly, accept any payment in respect of Subordinated Intercompany Indebtedness, including by forgiving such Subordinated Intercompany Indebtedness; provided, however, the Parent Guarantor may at any time elect to exchange or convert for the Issuer’s Equity Interests any or all of the outstanding amount of such Subordinated Intercompany Indebtedness.
SECTION 4.05.    Inspection Rights and Quarterly Calls.
(a)    The Holders of a majority in principal amount of outstanding Securities (or the holders of beneficial interests in the Securities that constitute a majority in principal amount of the Securities) who shall have executed and delivered a Confidentiality Agreement in accordance with the terms of this Indenture may designate a representative (the “Representative”) who, from time to time (but no more frequently than once per year), shall have the right (at the Holders’ or holders’ expense) to visit on behalf of all of the Holders the Issuer’s offices and properties where the Issuer keeps and maintains its financial books and records relating or pertaining to the calculation of Net Sales for purposes of conducting an audit of such books and records and to inspect, copy and audit such books and records, during normal business hours, upon 15 Business Days’ written notice given by the Representative to the Issuer, in which case the Issuer shall provide the Representative reasonable access to such books and records during regular business hours and shall permit the Representative to discuss the business, operations, properties and financial and other condition of the Issuer with respect to matters relating or pertaining to the calculation of Net Sales with officers of the Issuer and with its independent registered public accounting firm (to the extent such independent registered public accounting firm agree to discuss such matters); provided, however, that the Issuer shall not be obligated pursuant to this Section 4.05(a) to provide any information that it reasonably considers to be a trade secret or subject to attorney-client privilege or similar confidential information.
(b)    The Issuer shall organize and the Issuer’s officers shall participate in a teleconference call with the Holders (and holders of beneficial interests in the Securities) who shall have executed and delivered a Confidentiality Agreement in accordance with the terms of this Indenture, from time to time (but no more frequently than once per calendar quarter), to discuss the affairs, finances and accounts of the Issuer, if requested by the Holders of a majority in principal amount of outstanding Securities on at least ten Business Days advance notice.
SECTION 4.06.    No Disposition of Collateral. The Issuer shall not, directly or indirectly, (a) make a Disposition of Collateral or (b) make a Disposition of any Intellectual Property related to the Product (other than out-licenses (or sub-licenses) of Intellectual Property that constitutes Excluded Assets in connection with the Commercialization of the Product in any jurisdiction outside of the United States that does not result in the then current or future legal transfer of title of such licensed (or sub-licensed) property).
SECTION 4.07.    Transactions with Affiliates.
(a)    The Issuer shall not, directly or indirectly, make any payment to, or lease or Dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $100,000, unless:
(i)    such Affiliate Transaction is on terms that are not less favorable to the Issuer than those that could have been obtained in a comparable transaction by the Issuer with an unrelated Person as determined by the majority of the disinterested members of the Board of Directors of the Issuer; and
(ii)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250,000, the Issuer delivers to the Trustee a resolution adopted by the majority of the disinterested members of the Board of Directors of the Issuer, approving such Affiliate Transaction, evidenced by an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.
(b)    The provisions of Section 4.07(a) shall not apply to any of the following:
(i)    the payment of reasonable and customary compensation, benefits, fees and reimbursement of expenses paid to, and indemnity, contribution and insurance provided on behalf of, officers, directors, employees or consultants of the Issuer;
(ii)    transactions in which the Issuer delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer from a financial point of view or meets the requirements of Section 4.07(a)(i);
(iii)    any contract, agreement or understanding as in effect as of the Issue Date or any amendment thereto (so long as any such contract, agreement or understanding together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Securities in any material respect than the original contract, agreement or understanding as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;
(iv)    the existence of, or the performance by the Issuer of its obligations under the terms of, any stockholders, equityholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto or similar transactions, agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by the Issuer of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (iv) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Holders of the Securities in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;
(v)    the Subordinated Loan or Subordinated Intercompany Indebtedness;
(vi)    the issuance of Equity Interests of the Issuer to any Person;
(vii)    any contribution to the capital of the Issuer;
(viii)    intercompany transactions undertaken in good faith (as certified by the Issuer in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing compliance with any covenant set forth in this Indenture;
(ix)    the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;
(x)    payments to an Affiliate in respect of the Securities or any other Indebtedness of the Issuer that were permitted by this Indenture on the same basis as concurrent payments are made or offered to be made in respect thereof to non-Affiliates or on a basis more favorable to such non-Affiliates;
(xi)    payments or transactions pursuant to clause (v) of the proviso to Section 4.04(a) and the provisos to Section 4.04(b) and Section 4.04(c);
(xii)    the issuance of securities or equity awards pursuant to stock option, equity incentive, stock ownership, non-employee director compensation or similar employee or director equity plans approved by the Board of Directors of the Issuer or the Board of Directors of any direct or indirect parent of the Issuer in good faith;
(xiii)    transactions in the ordinary course of business between the Issuer and any Person, a director of which is also a director of the Issuer or a director of any direct or indirect parent of the Issuer that does not materially adversely affect the value of the Issuer or materially impair the operation of the business of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person; and
(xiv)    transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are no less favorable to the Issuer as determined in good faith by the Issuer, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Issuer.
SECTION 4.08.    Put Rights.
(a)    Change of Control.
(i)    Upon a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder’s then outstanding Securities at a repurchase price in cash equal to 101% of the then-outstanding principal amount thereof, in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to repurchase any Securities pursuant to this Section 4.08(a) in the event that it has exercised (i) its unconditional right to redeem such Securities in accordance with Article 3 or (ii) its legal defeasance option or covenant defeasance option in accordance with Article 8.
(ii)    Within 30 days following any Change of Control, except to the extent that the Issuer has exercised (x) its unconditional right to redeem the Securities by delivery of a notice of redemption in accordance with Article 3 or (y) its legal defeasance option or covenant defeasance option in accordance with Article 8, the Issuer shall provide a written notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:
(A)    that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Securities at a repurchase price in cash equal to 101% of the then-outstanding principal amount thereof;
(B)    the circumstances and relevant facts and financial information regarding such Change of Control (provided, that the Issuer shall be deemed to have provided such information if it shall have been made available for free within the period specified above for delivery of such notice on the SEC’s EDGAR system (or any successor system adopted by the SEC));
(C)    the date of repurchase (which shall be no earlier than 30 days nor later than 60 days from the date such written notice is provided); and
(D)    the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities repurchased.
(iii)    A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(iv)    Notwithstanding the foregoing provisions of this Section 4.08(a), the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.
(b)    Receipt of Subordinated Loan.
(i)    Upon receipt by the Issuer of the Subordinated Loan, each Holder shall have the one-time right to require the Parent Guarantor to purchase all or any part of such Holder’s then outstanding Securities in the principal amount of, and at a purchase price in cash equal to, $25,000,000 multiplied by a fraction the numerator of which is the then-outstanding principal amount of the Securities held by such Holder and the denominator of which is the then-outstanding principal amount of the Securities, in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the receipt by the Issuer of the Subordinated Loan, the Parent Guarantor shall not be obligated to purchase any Securities pursuant to this Section 4.08(b) in the event that the Issuer has exercised (i) its unconditional right to redeem such Securities in accordance with Article 3 or (ii) its legal defeasance option or covenant defeasance option in accordance with Article 8.
(ii)    Within 30 days following receipt by the Issuer of the Subordinated Loan, except to the extent that the Issuer has exercised (x) its unconditional right to redeem the Securities by delivery of a notice of redemption in accordance with Article 3 or (y) its legal defeasance option or covenant defeasance option in accordance with Article 8, the Parent Guarantor shall provide a written notice (a “Subordinated Loan Offer”) to each Holder with a copy to the Trustee stating:
(A)    that the Issuer has received the Subordinated Loan and that such Holder has the right to require the Parent Guarantor to purchase all or any part of such Holder’s then outstanding Securities in the principal amount of, and at a purchase price in cash equal to, $25,000,000 multiplied by a fraction the numerator of which is the then-outstanding principal amount of the Securities held by such Holder and the denominator of which is the then-outstanding principal amount of the Securities;
(B)    the date of purchase (which shall be no earlier than 30 days nor later than 60 days from the date such written notice is provided); and
(C)    the instructions determined by the Parent Guarantor, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.
(c)    Failure to Receive Timely Marketing Approval.
(i)    If the Issuer has not received the Marketing Approval Letter on or prior to July 1, 2023, then, each Holder shall have the one-time right to require the Issuer to repurchase, with funds from the Reserve Account, all or any part of such Holder’s then outstanding Securities in the principal amount of, and at a repurchase price in cash equal to, $20,000,000 multiplied by a fraction the numerator of which is the then-outstanding principal amount of the Securities held by such Holder and the denominator of which is the then-outstanding principal amount of the Securities, in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the failure by the Issuer to receive the Marketing Approval Letter on or prior to July 1, 2023, the Issuer shall not be obligated to repurchase any Securities pursuant to this Section 4.08(c) in the event that the Issuer has exercised (i) its unconditional right to redeem such Securities in accordance with Article 3 or (ii) its legal defeasance option or covenant defeasance option in accordance with Article 8.
(ii)    If the Issuer has not received the Marketing Approval Letter on or prior to July 1, 2023, then, no later than July 31, 2023, except to the extent that the Issuer has exercised (x) its unconditional right to redeem the Securities by delivery of a notice of redemption in accordance with Article 3 or (y) its legal defeasance option or covenant defeasance option in accordance with Article 8, the Issuer shall provide a written notice (a “Marketing Approval Offer”) to each Holder with a copy to the Trustee stating:
(A)    that the Issuer has not received the Marketing Approval Letter on or prior to July 1, 2023 and that such Holder has the right to require the Issuer to repurchase, with funds from the Reserve Account, all or any part of such Holder’s then outstanding Securities in the principal amount of, and at a purchase price in cash equal to, $20,000,000 multiplied by a fraction the numerator of which is the then-outstanding principal amount of the Securities held by such Holder and the denominator of which is the then-outstanding principal amount of the Securities;
(B)    the date of repurchase (which shall be no earlier than 30 days nor later than 60 days from the date such written notice is provided); and
(C)    the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities repurchased.
(d)    Holders electing to have a Security repurchased or purchased pursuant to this Section 4.08 shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer or the Parent Guarantor, as the case may be, at the address specified in the Put Offer (or otherwise in accordance with the applicable procedures of the Depository) at least three Business Days prior to the date of repurchase or purchase. The Holders shall be entitled to withdraw their election if the Issuer or the Parent Guarantor, as the case may be, receives not later than one Business Day prior to the date of repurchase or purchase a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for repurchase or purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security repurchased or purchased. Holders whose Securities are repurchased or purchased only in part shall be issued new Securities equal in principal amount to the portion of the Securities surrendered but not repurchased or purchased. If the Securities are Global Securities held by the Depository, then the applicable operational procedures of the Depository for tendering and withdrawing securities will apply.
(e)    On the date of repurchase or purchase, all Securities repurchased by the Issuer or purchased by the Parent Guarantor under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer or the Parent Guarantor, as the case may be, shall pay the repurchase price or purchase price, respectively, to the Holders entitled thereto. Securities purchased by a third party pursuant to Section 4.08(a)(iv) will have the status of Securities issued and outstanding.
(f)    At the time the Issuer or the Parent Guarantor, as the case may be, delivers (or causes to be delivered) Securities to the Trustee that are to be accepted for repurchase or purchase, the Issuer or the Parent Guarantor, as the case may be, shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Issuer or the Parent Guarantor, respectively, pursuant to and in accordance with the terms of this Section 4.08 and including orders to cancel the repurchased or purchased Securities. A Security shall be deemed to have been accepted for repurchase or purchase at the time the Trustee, directly or through an agent, provides payment therefor upon receipt from or on behalf of the Issuer or the Parent Guarantor, as the case may be, to the surrendering Holder.
(g)    Prior to providing written notice to the Holders of any Put Offer, the Issuer or the Parent Guarantor, as the case may be, shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of the Issuer or the Parent Guarantor, as the case may be, to make such offer have been complied with.
(h)    Each of the Issuer and the Parent Guarantor shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase or purchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, each of the Issuer and the Parent Guarantor shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its respective obligations under this Section 4.08 by virtue thereof.
SECTION 4.09.    Further Instruments and Acts. The Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 4.10.    Compliance with Material Contracts.
(a)    The Issuer shall use commercially reasonable efforts to comply in all material respects with the terms and conditions of, and fulfill all material obligations under, any material contract related to the Product (including the Development Agreement and the Supply Agreement).
(b)    The Issuer shall not amend, modify, supplement, restate, assign, transfer, license, waive, cancel or terminate (or consent to any assignment, transfer, license, cancellation or termination of), in whole or in part, the Development Agreement (or any rights thereunder) or the Supply Agreement (or any rights thereunder); provided, however, that this Section 4.10(b) shall not prohibit amendments to either the Development Agreement or the Supply Agreement that do not (i) materially adversely (from the perspective of the Issuer) affect either the scope or duration of the Intellectual Property license set forth therein or the royalty payable by the Issuer thereunder, (ii) materially adversely affect the Issuer’s ability to fulfill its obligations under this Indenture, (iii) materially adversely affect the ability of the Issuer to Commercialize the Product or (iv) materially adversely affect the Collateral.
SECTION 4.11.    Limitation on Liens. The Issuer shall not, directly or indirectly, (a) create, Incur or suffer to exist any Lien (except Permitted Liens) on any Collateral or (b) create, Incur or suffer to exist any Lien (except Permitted Liens) on any Intellectual Property related to the Product (other than out-licenses (or sub-licenses) of Intellectual Property that constitutes Excluded Assets in connection with the Commercialization of the Product in any jurisdiction outside of the United States that does not result in the then current or future legal transfer of title of such licensed (or sub-licensed) property).
SECTION 4.12.    Maintenance of Office or Agency.
(a)    The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be made. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the corporate trust place of payment and notices and demands may be made at the Corporate Trust Office of the Trustee as set forth in Section 12.01.
(b)    The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)    The Issuer hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.
SECTION 4.13.    After-Acquired Property. Upon the acquisition by the Issuer of any assets or property that would constitute Collateral (“After-Acquired Property”) (excluding assets with an aggregate Fair Market Value of less than $500,000 individually), the Issuer shall promptly execute and deliver such mortgages, deeds of trust, security instruments, pledge agreements, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest or other Lien, subject only to Permitted Liens, in such After-Acquired Property and to have such After-Acquired Property (but subject to certain limitations, if applicable, including as described under Article 11) added to the Collateral, and shall promptly deliver such Officers’ Certificates and Opinions of Counsel as are customary in secured financing transactions in the relevant jurisdictions or as are reasonably requested by the Trustee or the Collateral Agent (subject to customary assumptions, exceptions and qualifications), and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect. Notwithstanding the foregoing, if any property or assets of the Issuer originally deemed to be an Excluded Asset at any point ceases to be an Excluded Asset pursuant to the definition of “Excluded Asset”, all or the applicable portion of such property and assets shall be deemed to be After-Acquired Property and shall be added to the Collateral in accordance with the previous sentence.
SECTION 4.14.    Intellectual Property. The Issuer shall, at its sole expense, either directly or by using commercially reasonable efforts to cause any licensee to do so, take any and all commercially reasonable actions to (a) maintain the Intellectual Property related to the Product owned, licensed or otherwise held by the Issuer and (b) to the extent the Issuer or any licensee (or sub-licensee) in good faith determines appropriate, defend or assert such Intellectual Property against actual infringement or interference by any other Persons and against any claims of invalidity or unenforceability by any other Persons (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action for declaratory judgment of non-infringement), in each case where the failure to so act, prepare, execute, deliver or file would reasonably be expected to have a material adverse effect on such Intellectual Property or the results of operations or financial condition of the Issuer. The Issuer shall not, and shall use its commercially reasonable efforts to cause any licensee (or sub-licensee) to not, disclaim or abandon, or fail to take any action the Issuer in good faith determines appropriate to prevent the disclaimer or abandonment of, such Intellectual Property, in each case where such disclaimer, abandonment or failure to take any such action would reasonably be expected to have a material adverse effect on such Intellectual Property or the results of operations or financial condition of the Issuer.
SECTION 4.15.    Maintenance of Assets. The Issuer shall cause any material property and assets necessary for, or otherwise relevant to, now or in the future, the manufacture and sale of the Product, in the reasonable business judgment of the Issuer, on a worldwide basis (exclusive of Japan), and that would otherwise constitute Collateral, to be owned (or otherwise held) by the Issuer.
SECTION 4.16.    Use of Proceeds. The Issuer shall use the net proceeds from the issuance and sale of the Securities (a) to support the Commercialization of the Product, (b) to pay fees, costs and expenses arising in connection with the issuance of the Securities, (c) to fund the Reserve Account in the amount of $20,000,000, (d) to fund the Collateral Account in the amount of $25,000,000 and (e) for working capital and general corporate purposes in respect of the Commercialization of the Product. Notwithstanding the foregoing, the remaining net proceeds from the issuance and sale of the Securities after application of such proceeds for the purposes set forth in clauses (b), (c) and (d) of the preceding sentence, which for the avoidance of doubt shall not be less than $89,274,816.45 of such net proceeds, shall be deposited into the Collateral Account on the Issue Date (in addition to the $25,000,000 to be deposited pursuant to clause (d) of the preceding sentence) and only to be used for the purposes set forth in clauses (a), (b) and (e) of the preceding sentence following the release of funds from the Collateral Account in accordance with Section 4.25(d).
SECTION 4.17.    Existence. Subject to Article 5, each of the Issuer and the Parent Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its respective existence, rights (charter and statutory), license and franchises.
SECTION 4.18.    Regulatory Approval. The Issuer shall use commercially reasonable efforts to obtain approval from the FDA to market ZTlido™ (lidocaine topical system 5.4%) in the United States.
SECTION 4.19.    Commercialization of the Product. Following the receipt of a Marketing Authorization in any jurisdiction, the Issuer shall use commercially reasonable efforts to Commercialize the Product in each such country or territory in which Marketing Authorization has been received.
SECTION 4.20.    Compliance with Organizational Documents. The Issuer shall comply in all material respects with its organizational documents.
SECTION 4.21.    Compliance with Applicable Law. The Issuer shall comply in all material respects with all applicable law with respect to this Indenture, the Securities and the Security Documents and all ancillary agreements related thereto.
SECTION 4.22.    Tax Matters. The Issuer shall (a) timely file all material Tax returns and reports as required by applicable law and such returns and reports shall be true and correct in all material respects, (b) pay all material federal, state, county, local or foreign Taxes when due and payable, (c) not file any Tax return or report under any name other than its exact legal name, (d) use commercially reasonable efforts to file any form (or comply with any administrative formalities) required for an exemption from or a reduction of any withholding Tax for which it is eligible with respect to any payments received or receivable by the Issuer, (e) treat, and direct the Trustee to treat, the Securities as indebtedness for U.S. federal income tax purposes, and (f) not take any position inconsistent with the treatment of the Securities as indebtedness for U.S. federal income tax purposes in any communication or agreement with any taxing authority unless required by a final “determination” within the meaning of Section 1313(a) of the Code.
SECTION 4.23.    Letter of Credit; Maintenance of Cash Equivalents. The Issuer shall make a timely drawing under the Letter of Credit at such time, if any, that the Issuer is permitted to make such a drawing under the Letter of Credit. After such time (if any) that the Letter of Credit is drawn by the Issuer, the Issuer shall maintain at all times thereafter at least $25,000,000 in (a) Cash Equivalents in the Collateral Account and (b) aggregate unrestricted Cash Equivalents held by or in the name of the Issuer.
SECTION 4.24.    Administration of the Reserve Account.
(a)    The Issuer shall establish and maintain a segregated account held with U.S. Bank National Association (or another segregated account in replacement thereof held with another U.S. federally insured depositary financial institution that is acting as the Trustee or other Paying Agent) in the name of the Trustee or other Paying Agent (acting in either case as an agent for or representative of the Collateral Agent), or in the name of the Issuer, in each case, subject to the Liens established under the Collateral Agreement and the other Security Documents (such account, the “Reserve Account”). The Reserve Account shall be established and maintained so as to create, perfect and establish the priority of the Liens established under the Collateral Agreement and the other Security Documents in such Reserve Account and all funds and other assets or property from time to time deposited therein or credited thereto and otherwise to effectuate the Liens under the Security Documents. The Reserve Account shall bear a designation clearly indicating that the funds and other assets or property deposited therein or credited thereto are held for the benefit of the Holders and the Trustee.
(b)    The Trustee or other Paying Agent, as applicable, shall have sole dominion and control over the Reserve Account (including, among other things, the sole power to direct withdrawals or transfers from the Reserve Account). The Trustee or other Paying Agent, as applicable, shall make withdrawals and transfers from the Reserve Account in accordance with the terms of this Indenture. Each of the Issuer and the Trustee, any other Paying Agent and the Collateral Agent acknowledges and agrees that the Reserve Account is a “securities account” within the meaning of Section 8-501 of the Uniform Commercial Code and that the Trustee or other Paying Agent, as applicable, has “control”, for purposes of Section 9-314 of the Uniform Commercial Code, of the Reserve Account that is maintained with the Trustee or other Paying Agent. The Trustee hereby confirms that it has established account number 245879004 in the name of the Issuer for the benefit of the Holders and the Trustee as the Reserve Account. The Issuer and the Trustee, any other Paying Agent and the Collateral Agent further agree that the jurisdiction of the Trustee, such other Paying Agent or the Collateral Agent, as applicable, for purposes of the Uniform Commercial Code shall be the State of New York. The crediting by the Trustee or other Paying Agent, as applicable, to the Reserve Account of any asset or property that is not otherwise a financial asset by virtue of Section 8-102(a)(9)(i) of the Uniform Commercial Code or Section 8-102(a)(9)(ii) of the Uniform Commercial Code, including cash, shall constitute the “express agreement” of the Trustee or such other Paying Agent, as applicable, under Section 8-102(a)(9)(iii) of the Uniform Commercial Code that such property is a financial asset under such Section 8-102(a)(9)(iii) of the Uniform Commercial Code.
(c)    The Issuer will deposit, or cause to be deposited, on the Issue Date $20,000,000 into the Reserve Account. The funds in the Reserve Account shall be released to the Issuer (free and clear of any Liens established under the Collateral Agreement and any other applicable Security Document) upon receipt by the Trustee or other applicable Paying Agent of an Officers’ Certificate certifying that the Issuer has received the Marketing Approval Letter on or prior to July 1, 2023. The funds in the Reserve Account may not otherwise be withdrawn except (A) upon the occurrence and during the continuance of an Event of Default at the direction of the Holders of a majority in principal amount of the Securities as further described in Article 6, (B) in accordance with Section 4.08(c), (C) to the Issuer (free and clear of any Liens established under the Collateral Agreement and the other Security Documents) if the Issuer has made a Marketing Approval Offer in accordance with Section 4.08(c) and has satisfied all of its repurchase obligations pursuant to such Marketing Approval Offer, to the extent of any funds then remaining in the Reserve Account (upon receipt by the Trustee or other applicable Paying Agent of an Officers’ Certificate certifying that the Issuer (1) has made a Marketing Approval Offer in accordance with Section 4.08(c) and (2) has satisfied all of its repurchase obligations pursuant to such Marketing Approval Offer and instructing such remaining funds in the Reserve Account to be released to the Issuer) or (D) to the Issuer following the discharge of this Indenture. Funds in the Reserve Account may be invested by the Trustee or such Paying Agent in Cash Equivalents available to the Trustee or other Paying Agent, as applicable, at the written direction of the Issuer absent the occurrence and continuance of an Event of Default. Promptly following the occurrence of an Event of Default and during the continuation thereof, the Trustee or other Paying Agent, as applicable (acting as an agent for or representative of the Collateral Agent), shall direct such funds to be invested pursuant to the direction of the Holders of a majority in principal amount of the Securities that are available to the Trustee or other Paying Agent, as applicable. In the absence of written instructions, no investments shall be made using the funds in the Reserve Account.
SECTION 4.25.    Administration of the Collateral Account.
(a)    The Issuer shall establish and maintain a segregated account held with U.S. Bank National Association (or another segregated account in replacement thereof held with another U.S. federally insured depositary financial institution that is acting as the Trustee or other Paying Agent) in the name of the Trustee or other Paying Agent (acting in either case as an agent for or representative of the Collateral Agent), or in the name of the Issuer, in each case, subject to the Liens established under the Collateral Agreement and the other Security Documents (such account, the “Collateral Account”). The Collateral Account shall be established and maintained so as to create, perfect and establish the priority of the Liens established under the Collateral Agreement and the other Security Documents in such Collateral Account and all funds and other assets or property from time to time deposited therein or credited thereto and otherwise to effectuate the Liens under the Security Documents. The Collateral Account shall bear a designation clearly indicating that the funds and other assets or property deposited therein or credited thereto are held for the benefit of the Holders and the Trustee.
(b)    The Trustee or other Paying Agent, as applicable, shall have sole dominion and control over the Collateral Account (including, among other things, the sole power to direct withdrawals or transfers from the Collateral Account). The Trustee or other Paying Agent, as applicable, shall make withdrawals and transfers from the Collateral Account in accordance with the terms of this Indenture. Each of the Issuer and the Trustee, any other Paying Agent and the Collateral Agent acknowledges and agrees that the Collateral Account is a “securities account” within the meaning of Section 8-501 of the Uniform Commercial Code and that the Trustee or other Paying Agent, as applicable, has “control”, for purposes of Section 9-314 of the Uniform Commercial Code, of the Collateral Account that is maintained with the Trustee or other Paying Agent. The Trustee hereby confirms that it has established account number 245879005 in the name of the Issuer for the benefit of the Holders and the Trustee as the Collateral Account. The Issuer and the Trustee, any other Paying Agent and the Collateral Agent further agree that the jurisdiction of the Trustee, such other Paying Agent or the Collateral Agent, as applicable, for purposes of the Uniform Commercial Code shall be the State of New York. The crediting by the Trustee or other Paying Agent, as applicable, to the Collateral Account of any asset or property that is not otherwise a financial asset by virtue of Section 8-102(a)(9)(i) of the Uniform Commercial Code or Section 8-102(a)(9)(ii) of the Uniform Commercial Code, including cash, shall constitute the “express agreement” of the Trustee or such other Paying Agent, as applicable, under Section 8-102(a)(9)(iii) of the Uniform Commercial Code that such property is a financial asset under such Section 8-102(a)(9)(iii) of the Uniform Commercial Code.
(c)    The Issuer will deposit, or cause to be deposited, on the Issue Date $25,000,000 into the Collateral Account. Except as otherwise provided in Section 4.25(d) with respect to funds on deposit in the Collateral Account in excess of $25,000,000, the funds in the Collateral Account shall be released to the Issuer in whole or in part (free and clear of any Liens established under the Collateral Agreement and any other applicable Security Document) only upon the written consent of the Holders of a majority in principal amount of the Securities. The funds in the Collateral Account may not otherwise be withdrawn except (i) upon the occurrence and during the continuance of an Event of Default at the direction of the Holders of a majority in principal amount of the Securities as further described in Article 6 or (ii) to the Issuer following the discharge of this Indenture. Funds in the Collateral Account may be invested by the Trustee or such Paying Agent in Cash Equivalents available to the Trustee or other Paying Agent, as applicable, at the written direction of the Issuer absent the occurrence and continuance of an Event of Default. Promptly following the occurrence of an Event of Default and during the continuation thereof, the Trustee or other Paying Agent, as applicable (acting as an agent for or representative of the Collateral Agent), shall direct such funds to be invested pursuant to the direction of the Holders of a majority in principal amount of the Securities that are available to the Trustee or other Paying Agent, as applicable. In the absence of written instructions, no investments shall be made using the funds in the Collateral Account.
(d)    Upon the deposit on the Issue Date, pursuant to the second sentence of Section 4.16, of the remaining net proceeds from the issuance and sale of the Securities into the Collateral Account, such proceeds shall be subject to the Liens established under the Collateral Agreement and each other applicable Security Document and be subject to the “Control” (as defined in the Collateral Agreement) of the Collateral Agent as provided in Section 4.25(b). The funds on deposit in the Collateral Account in excess of $25,000,000 may be released to the Issuer on a one-time basis only upon (i) the effectiveness of an Account Control Agreement (as defined in the Collateral Agreement) with Silicon Valley Bank (or another U.S. federally insured depositary financial institution), in form and substance reasonably satisfactory to the Collateral Agent and special counsel to the Purchasers (as defined in the Purchase Agreement) (in consultation with the Holders (and the holders of beneficial interests in the Securities)) and providing that the Collateral Agent has Control over all accounts of the Issuer at Silicon Valley Bank (or such other institution) into which such proceeds are deposited, directly or indirectly, and (ii) receipt by the Trustee of an Officers’ Certificate certifying as to the foregoing and attaching thereto a fully-executed copy of such Account Control Agreement.
SECTION 4.26.    Intercompany Subordination Agreement. No later than 30 days after the Issue Date, (a) the Issuer, the Parent Guarantor and the Collateral Agent shall execute and deliver an intercompany subordination agreement in form and substance reasonably satisfactory to the Collateral Agent and special counsel to the Purchasers (as defined in the Purchase Agreement) providing for the subordination of the Subordinated Intercompany Indebtedness to the Obligations and (b) the Issuer and the Parent Guarantor shall execute and deliver a loan agreement, promissory note or other agreement or instrument to evidence the Subordinated Intercompany Indebtedness that provides for a stated maturity date of such Subordinated Intercompany Indebtedness that is later than the Final Maturity Date and is otherwise in form and substance reasonably satisfactory to special counsel to the Purchasers (as defined in the Purchase Agreement).
ARTICLE 5

SUCCESSOR COMPANY
SECTION 5.01.    When Issuer May Merge or Transfer Assets.
The Issuer shall not, directly or indirectly, merge, amalgamate or consolidate with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or lease or Dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
(a)    (i) the Issuer is the surviving Person or the Person formed by or surviving any such merger, amalgamation, consolidation, winding up or conversion (if other than the Issuer) or to which such lease or Disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); and (ii) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture, the Securities and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee (and in such event the Issuer will automatically and unconditionally be released and discharged from its obligations under this Indenture, the Securities and the Security Documents);
(b)    immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company as a result of such transaction as having been Incurred by the Successor Company at the time of such transaction) no Default shall have occurred and be continuing; and
(c)    the Successor Company shall have delivered to the Trustee (i) an Officers’ Certificate and an Opinion or Opinions of Counsel, each stating (to the extent applicable with respect to such Opinion or Opinions of Counsel) that such transaction and such supplemental indentures (if any) comply with this Indenture and the obligations of the Issuer under this Indenture, the Securities and the Security Documents remain obligations of the Successor Company and confirming the necessary actions to continue the perfection and priority of the Collateral Agent’s Lien in the Collateral and of the preservation of its rights therein and (ii) an Officers’ Certificate stating that such necessary actions have been taken (together with evidence thereof) promptly and in any event no later than 30 days following such transaction.
SECTION 5.02.    When the Parent Guarantor May Merge or Transfer Assets.
The Parent Guarantor shall not, directly or indirectly, merge, amalgamate or consolidate with or into or wind up or convert into (whether or not the Parent Guarantor is the surviving Person), or lease or Dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
(a)    (i) the Parent Guarantor is the surviving Person or the Person formed by or surviving any such merger, amalgamation, consolidation, winding up or conversion (if other than the Parent Guarantor) or to which such lease or Disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Parent Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”); and (ii) the Successor Guarantor (if other than the Parent Guarantor) expressly assumes all the obligations of the Parent Guarantor under this Indenture and the Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee (and in such event the Parent Guarantor will automatically and unconditionally be released and discharged from its obligations under this Indenture, the Securities and the Security Documents);
(b)    immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor as a result of such transaction as having been Incurred by the Successor Guarantor at the time of such transaction) no Default shall have occurred and be continuing; and
(c)    the Successor Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture (if any) comply with this Indenture and the obligations of the Parent Guarantor under this Indenture and the Guarantee remain obligations of the Successor Guarantor.
ARTICLE 6

DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default. An “Event of Default” occurs if:
(a)    there is (i) a default in the payment of principal of or interest or premium, if any, on any Security when due at its Stated Maturity, upon scheduled payment thereof, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise, or (ii) a default in the payment of any amounts due in respect of the Securities pursuant to Section 12.14(b), and such default, in each case, continues for a period of five consecutive Business Days;
(b)    there is a breach by either the Issuer or the Parent Guarantor of its respective covenants and obligations under the Subordinated Loan or any amendment or modification of the Subordinated Loan other than in accordance with its terms;
(c)    the Parent Guarantor fails to honor a drawing on the Letter of Credit, there is any other breach by the Issuer or the Parent Guarantor of its respective covenants and obligations under the Letter of Credit or there is any amendment, modification or termination of the Letter of Credit other than in accordance with the terms hereof and thereof;
(d)    (i) the Issuer or the Parent Guarantor fails to comply with Section 4.06, Section 4.08, Section 4.11, Section 4.15, Section 4.16, Section 4.17 (as to existence only), Section 4.23, Section 4.24, Section 4.25 or Section 4.26 or (ii) the Issuer or the Parent Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (a) above or clause (i) of this clause (d)) and such failure continues for 10 consecutive days after the notice specified below;
(e)    the Issuer or the Parent Guarantor fails to pay any Indebtedness within any applicable grace period after such payment is due and payable (including at final maturity) or the acceleration of any such Indebtedness by the holders thereof occurs because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $1,000,000 or its non-U.S. currency equivalent;
(f)    the Issuer or the Parent Guarantor pursuant to or within the meaning of any Bankruptcy Law:
(i)    commences a voluntary case;
(ii)    consents to the entry of an order for relief against it in an involuntary case;
(iii)    consents to the appointment of a Custodian of it or for any substantial part of its property; or
(iv)    makes a general assignment for the benefit of its creditors or takes any comparable action under any non-U.S. laws relating to insolvency;
(g)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Issuer or the Parent Guarantor in an involuntary case;
(ii)    appoints a Custodian of the Issuer or the Parent Guarantor or for any substantial part of its property; or
(iii)    orders the winding up or liquidation of the Issuer or the Parent Guarantor;
or any similar relief is granted under any non-U.S. laws and the order or decree remains unstayed and in effect for 60 consecutive days;
(h)    the Issuer or the Parent Guarantor fails to pay final judgments aggregating in excess of $1,000,000 or its non-U.S. currency equivalent (net of any amounts that are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, bonded, rescinded, waived or stayed for a period of 60 consecutive days following the entry thereof;
(i)    any representation or warranty made or deemed made by the Issuer or the Parent Guarantor herein, in a Purchase Agreement or in any Security Document or any certificate delivered or required to be delivered pursuant hereto or thereto proves to have been false or incorrect in any material respect on the date as of which made (or, if such representation or warranty is given as of a specific time, as of such time);
(j)    the Collateral Agent fails to have a perfected security interest in any portion of the Collateral with a value greater than $500,000;
(k)    the Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof in accordance with this Indenture) or the Parent Guarantor denies or disaffirms its obligations under this Indenture or the Guarantee;
(l)    unless all of the Collateral has been released from the Liens in accordance with the provisions of the Security Documents, the Issuer shall assert that any such security interest is invalid or unenforceable;
(m)    the Issuer fails to comply for 60 consecutive days after notice with its obligations contained in the Security Documents, except for a failure with respect to assets or property with an aggregate value of less than $500,000; or
(n)    the Development Agreement is terminated other than by the Issuer for cause.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors (or their non-U.S. equivalents). The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
A Default under clause (d)(ii) or (m) above shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer (and also the Trustee if given by the Holders) of the Default or after the date on which such Default should reasonably have been known or been aware of by the defaulting party and the Issuer does not cure such Default within the time specified in such clause (d)(ii) or (m) after receipt of such notice or after such date, as applicable. Such notice must specify the Default, demand that it be remedied and state that such notice is a “notice of default”. The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.
SECTION 6.02.    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or 6.01(g) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities by written notice to the Issuer may, and if such notice is given by the Holders such notice shall be given to the Issuer and the Trustee, declare that the principal of, and the premium on, all the Securities is due and payable. Upon such a declaration, such principal and premium shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or 6.01(g) with respect to the Issuer occurs, the principal of, and the premium on, all the Securities shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or premium that has become due solely because of the acceleration) have been cured or waived.
In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.
SECTION 6.03.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but only at the written direction of Holders of a majority in principal amount of the then outstanding Securities, pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.
SECTION 6.04.    Waiver of Past Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may waive an existing Default and its consequences (except a continuing Default in the payment of interest on, premium, if any, on or the principal of any Security held by a non-consenting Holder). When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. Any past Default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding.
SECTION 6.05.    Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
SECTION 6.06.    Limitation on Suits.
(a)    Except to enforce the right to receive payment of principal or interest or premium (if any) when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:
(i)    the Holder gives the Trustee written notice stating that an Event of Default is continuing;
(ii)    the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;
(iii)    such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
(iv)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(v)    the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.
(b)    A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 6.07.    Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of the Securities held by such Holder, on or after the respective due dates expressed or provided for in this Indenture or in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.08.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal at the rate provided for in the Securities) and the amounts provided for in Section 7.06.
SECTION 6.09.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or the Parent Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions and be a member of a creditors’ or other similar committee, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.
SECTION 6.10.    Priorities. If the Trustee collects any money or property pursuant to this Article 6 or any Security Document, the Trustee (after giving effect to Section 5.3 of the Collateral Agreement) shall pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 7.06;
SECOND: to the Holders for amounts due and unpaid on the Securities for principal and interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and premium, if any, respectively; and
THIRD: to the Issuer or, to the extent the Trustee collects any amount for the Parent Guarantor, to the Parent Guarantor.
The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall provide to each Holder and the Issuer a written notice that states the record date, the payment date and amount to be paid.
SECTION 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.
SECTION 6.12.    Waiver of Stay or Extension Laws. Neither the Issuer nor the Parent Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and the Parent Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 6.13.    Holder Request. At the written request of the Issuer or any Holder (or any holder of beneficial interests in the Securities that certifies to the Trustee that it is a holder of such beneficial interests or is actually known by the Trustee to be such a holder of beneficial interests as evidenced by a Confidentiality Agreement that has previously been delivered to the Trustee), the Trustee shall, as soon as practicable after receipt of such request and at the Issuer’s sole cost and expense, (a) contact each Holder or each other Holder (and each other holder of beneficial interests in the Securities) to request each such other Holder or other Holder (and each such other holder of beneficial interests in the Securities) to provide its written permission to being identified to the Issuer or the requesting Holder (or holder of beneficial interests in the Securities) by the Trustee, to the extent the Trustee has actual knowledge of the identity of such Holder or other Holder (or other holder of beneficial interests in the Securities), including pursuant to Section 4.02(m) and (b) disclose to the Issuer or the requesting Holder (or other holder of beneficial interests in the Securities) the identity of any such Holder or other Holder (and any such other holder of beneficial interests in the Securities) who provides such written permission to the Trustee. The Trustee shall have no liability if it contacts any Person that it believes to be a beneficial holder of the Securities that is not a beneficial holder of the Securities.
ARTICLE 7

TRUSTEE
SECTION 7.01.    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, except with respect to the obligation to exercise rights and remedies following an Event of Default, which right and remedies shall be performed by the Trustee acting solely upon the direction of Holders of a majority in principal amount of the Securities in accordance with Section 6.03 and Section 6.05.
(b)    Except during the continuance of an Event of Default:
(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of Section 7.01(b);
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
(iv)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.
(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)    The Trustee shall not be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.
(h)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and, to the extent made expressly applicable by the terms of this Indenture, to the provisions of the TIA.
SECTION 7.02.    Rights of Trustee.
(a)    The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
(c)    The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
(e)    The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.
(f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.
(g)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed and indemnified as provided in Section 7.06, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Collateral Agent), and each agent, custodian and other Person employed to act hereunder.
(i)    The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of a majority in principal amount of the Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.
(j)    Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.
(k)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. The Trustee and its Affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with the Issuer and its Affiliates in the ordinary course of their respective businesses, subject to the TIA (to the extent this Indenture has been qualified thereunder). Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.
SECTION 7.04.    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantee, the Securities or any Security Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or the Parent Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.01(b), 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k), 6.01(l), 6.01(m) or 6.01(n) unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 12.01 from the Issuer, the Parent Guarantor or any Holder.
SECTION 7.05.    Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall provide to each Holder written notice of the Default within 15 days after it is actually known to a Trust Officer or written notice referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default”, is received by the Trustee in accordance with Section 12.01. Except in the case of a Default in the payment of principal of or premium (if any) on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.
SECTION 7.06.    Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services, as agreed between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and the Parent Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or the Guarantee against the Issuer or the Parent Guarantor (including this Section 7.06) and defending itself against or investigating any claim (whether asserted by the Issuer, the Parent Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the discharge of this Indenture, the payment in full or defeasance of the Securities or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or the Parent Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Parent Guarantor, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Parent Guarantor, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction).
To secure the Issuer’s and the Parent Guarantor’s payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, and interest and premium, if any, on, particular Securities.
The Issuer’s and the Parent Guarantor’s payment obligations pursuant to this Section 7.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or Section 6.01(g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.
SECTION 7.07.    Replacement of Trustee.
(a)    The Trustee may resign in writing at any time upon 30 days prior notice to the Issuer by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:
(i)    the Trustee fails to comply with Section 7.09;
(ii)    the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii)    a receiver or other public officer takes charge of the Trustee or its property; or
(iv)    the Trustee otherwise becomes incapable of acting.
(b)    If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.
(c)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall provide a written notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee fails to comply with Section 7.09, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the obligations of the Issuer and the Parent Guarantor under Section 7.06 shall continue for the benefit of the retiring Trustee.
SECTION 7.08.    Successor Trustee by Merger. If the Trustee merges, amalgamates or consolidates with or into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, amalgamation or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.09.    Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer is outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.
SECTION 7.10.    Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.
SECTION 7.11.    Confidential Information. The Trustee, in its individual capacity and as Trustee, agrees and acknowledges that all confidential information (“Confidential Information”) provided to the Trustee by the Issuer (or any direct or indirect equityholder of the Issuer) or any Holder (or holder of a beneficial interest in the Securities) may be considered to be proprietary and confidential information. The Trustee agrees to take reasonable precautions to keep Confidential Information confidential, which precautions shall be no less stringent than those that the Trustee employs to protect its own confidential information. The Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Trustee’s rights and the performance of its obligations under this Indenture, any Confidential Information without the prior written consent of the Issuer or such Holder (or such holder of a beneficial interest in the Securities), as applicable. The Trustee shall limit access to Confidential Information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of Confidential Information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 7.11.
The Trustee agrees that neither the Issuer nor any Holder (or any holder of a beneficial interest in the Securities), as applicable, has any responsibility whatsoever for any reliance on Confidential Information by the Trustee or by any Person to whom such information is disclosed in connection with this Indenture, whether related to the purposes described above or otherwise. Without limiting the generality of the foregoing, the Trustee agrees that neither the Issuer nor any Holder (or any holder of a beneficial interest in the Securities), as applicable, makes any representation or warranty with respect to Confidential Information or its suitability for such purposes. The Trustee further agrees that it shall not acquire any rights against the Issuer or any employee, officer, director, manager, representative or agent of the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable (together with the Issuer, “Confidential Parties”) as a result of the disclosure of Confidential Information to the Trustee and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.
In the event the Trustee is required to disclose any Confidential Information received hereunder in order to comply with any laws, regulations or court orders, it may disclose such information only to the extent necessary for such compliance; provided, however, that it shall give the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, reasonable advance written notice of any court proceeding in which such disclosure may be required pursuant to a court order so as to afford the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, in opposing such court order and in securing confidential treatment of any such information to be disclosed or obtaining a protective order narrowing the scope of such disclosure.
Each of the Paying Agent and the Registrar agrees to be bound by this Section 7.11 to the same extent as the Trustee.
ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 8.01.    Discharge of Liability on Securities; Defeasance.
(a)    This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:
(i)    either (1) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.08 that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid by the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (2) all of the Securities (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, on, the Securities to the date of deposit, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
(ii)    the Issuer or the Parent Guarantor has paid all other sums payable under this Indenture; and
(iii)    the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
(b)    Notwithstanding clauses (a)(i) and (a)(ii) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 6.07, 7.06 and 7.07 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 8.05 and 8.06 shall survive such satisfaction and discharge.
(c)    Subject to Section 8.01(b) and Section 8.02, the Issuer at any time may terminate (i) all its obligations under the Securities and this Indenture (with respect to such Securities) (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.23, 4.24, 4.25 and 4.26 and the operation of Section 4.08, Article 5 and Sections 6.01(b), 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to the Parent Guarantor only), 6.01(g) (with respect to the Parent Guarantor only), 6.01(h), 6.01(i), 6.01(j), 6.01(k), 6.01(l), 6.01(m) and 6.01(n) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture (with respect to such Securities) by exercising its legal defeasance option or its covenant defeasance option, the obligations of the Parent Guarantor under the Guarantee and the Security Documents shall be terminated simultaneously with the termination of such obligations.
If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(b), 6.01(c), 6.01(d), 6.01(e), 6.01(f) (to the extent such Section 6.01(f) applies to the Parent Guarantor), 6.01(g) (to the extent such Section 6.01(g) applies to the Parent Guarantor), 6.01(h), 6.01(i), 6.01(j), 6.01(k), 6.01(l), 6.01(m) or 6.01(n) or because of the failure of the Issuer to comply with Article 5.
Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
SECTION 8.02.    Conditions to Defeasance.
(a)    The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:
(i)    the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient, or U.S. Government Obligations, the principal of which will be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) on the Securities when due at maturity or redemption, as the case may be;
(ii)    the Issuer delivers to the Trustee a certificate from a firm of independent accountants expressing its opinion that the payments of principal when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and premium, if any, when due on all the Securities to maturity or redemption, as the case may be;
(iii)    123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(f) or Section 6.01(g) with respect to the Issuer occurs that is continuing at the end of the period;
(iv)    the deposit does not constitute a default under any other agreement binding on the Issuer;
(v)    in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an opinion of tax counsel of recognized standing in the United States stating that (1) the Issuer has received from, or there has been published by, the IRS a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of tax counsel of recognized standing in the United States shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(vi)    in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an opinion of tax counsel of recognized standing in the United States to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(vii)    the right of any Holder to receive payment of principal of, and premium and interest, if any, on, such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities shall not be impaired; and
(viii)    the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article 8 have been complied with.
(b)    Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.
SECTION 8.03.    Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of the Securities so discharged or defeased.
SECTION 8.04.    Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article 8 that, in the written opinion of a firm of independent public accountants recognized in the United States delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.
Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
SECTION 8.05.    Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
SECTION 8.06.    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.
ARTICLE 9

AMENDMENTS AND WAIVERS
SECTION 9.01.    Without Consent of the Holders. Notwithstanding Section 9.02, the Issuer, the Collateral Agent, the Parent Guarantor and the Trustee may amend or supplement this Indenture, the Securities or the Security Documents, and may waive any provision thereof, without notice to or consent of any Holder:
(i)    to cure any ambiguity, omission, mistake, defect or inconsistency;
(ii)    to provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture and the Securities in accordance with the terms of this Indenture;
(iii)    to provide for the assumption by a Successor Guarantor of the obligations of the Parent Guarantor under this Indenture and the Guarantee;
(iv)    to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in Registered Form for purposes of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code and United States Treasury Regulation Section 5f.103-1(c);
(v)    to add additional Guarantees or co-obligors with respect to the Securities in accordance with the terms of this Indenture;
(vi)    to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred herein upon the Issuer in accordance with the terms of this Indenture;
(vii)    to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of this Indenture under the TIA (to the extent any such qualification is required);
(viii)    to make any change that does not adversely affect the rights of any Holder;
(ix)    to add additional assets as Collateral to secure the Securities; or
(x)    to release Collateral from the Lien pursuant to this Indenture and the Security Documents when permitted or required by this Indenture or the Security Documents.
Notwithstanding the foregoing, no change, amendment, supplement or waiver of this Indenture shall be permitted pursuant to this Section 9.01 to the extent such change, amendment, supplement or waiver would materially adversely affect the Holders of the Securities.
Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such modified or amended indenture that affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment under this Section 9.01 becomes effective, the Issuer shall provide to the Holders a written notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
SECTION 9.02.    With Consent of the Holders.
(a)    The Issuer, the Collateral Agent, the Parent Guarantor and the Trustee may amend or supplement this Indenture, the Securities and the Security Documents, and may waive any provision thereof (including the provisions of Section 4.08), with the written consent of the Holders of at least two-thirds of the aggregate principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment, supplement or waiver may not:
(i)    reduce the amount of Securities whose Holders must consent to an amendment;
(ii)    reduce the principal of or change the Stated Maturity of any Security (or reduce the amount of any payment of any installment of principal or change the due date in respect of the payment of any installment of principal);
(iii)    reduce the premium payable upon the repurchase of any Security or change the time at which any Security may be redeemed or repurchased in accordance with Article 3, Section 4.08 or Paragraph 5 of any Security;
(iv)    make any Security payable in currency other than that stated in such Security;
(v)    expressly subordinate the Securities or the Guarantee in right of payment to any other Indebtedness of the Issuer or the Parent Guarantor or adversely affect the priority of any Liens securing the Securities;
(vi)    impair the right of any Holder to receive payment of principal of or premium and interest, if any, on such Holder’s Securities on or after the due dates (or the due date in respect of the payment of any installment of principal) therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;
(vii)    make any change to Section 6.04 or the second sentence of this Section 9.02;
(viii)    modify the Guarantee in any manner adverse to the Holders;
(ix)    make any change in the provisions in this Indenture dealing with the application of proceeds of Collateral that would adversely affect the Holders of the Securities;
(x)    make any change to Section 2.01(b), Section 2.01(c), Section 4.01(c), Section 4.23, Section 4.24, Section 4.25, Schedule I or Schedule II; or
(xi)    make any change to the definitions of “Applicable Percentage”, “Product” or “Net Sales”.
Without the consent of the Holders of at least 75% in aggregate principal amount of the Securities then outstanding, no amendment, supplement or waiver may release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents with respect to the Securities.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver if such consent approves the substance thereof.
(b)    After an amendment under this Section 9.02 becomes effective, the Issuer shall provide to the Holders a written notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
SECTION 9.03.    Revocation and Effect of Consents and Waivers.
(a)    A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent, supplement or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, supplement or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Securities have consented. After an amendment, supplement or waiver becomes effective, it shall bind every Holder. An amendment, supplement or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of Securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment, supplement or waiver, (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee and (iv) delivery to the Trustee of the Officers’ Certificate and Opinion of Counsel required under Article 12.
(b)    The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 9.04.    Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.
SECTION 9.05.    Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Parent Guarantor, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).
SECTION 9.06.    Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
SECTION 9.07.    Additional Voting Terms; Calculation of Principal Amount. All Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.13.
ARTICLE 10

GUARANTEE
SECTION 10.01.    Guarantee.
(a)    The Parent Guarantor hereby irrevocably and unconditionally guarantees as a primary obligor and not merely as a surety on a senior basis to each Holder, the Trustee, the Collateral Agent and their respective successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all Obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, or premium or interest on, the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities, and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities, on the terms set forth in this Indenture by becoming a party to this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).
(b)    The Parent Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Parent Guarantor, and that the Parent Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.
(c)    The Parent Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Parent Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the Parent Guarantor hereunder shall not be affected by (i) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities, any Security Document, or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities, any Security Document or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, any Security Document or any other agreement; (iv) the release of any security held by any Holder, the Trustee or the Collateral Agent for the Guaranteed Obligations or the Parent Guarantor; or (v) any change in the ownership of the Parent Guarantor, except as provided in Section 10.03.
(d)    The Parent Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, and any right to which it may be entitled to (i) have the assets of the Issuer first be used and depleted as payment of the Issuer’s or the Parent Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Parent Guarantor hereunder and (ii) require that the Issuer be sued prior to an action being initiated against the Parent Guarantor.
(e)    The Parent Guarantor further agrees that the Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Collateral Agent to any security held for payment of the Guaranteed Obligations.
(f)    Except as expressly set forth in Sections 8.01, 10.02, 10.03 and 10.06, the obligations of the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent Guarantor herein shall not be discharged or impaired or otherwise affected by (i) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Securities, any Security Document or any other agreement, (ii) any waiver or modification of any thereof, (iii) any default, failure or delay, willful or otherwise, in the performance of the obligations or (iv) any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of the Parent Guarantor or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity.
(g)    Except as expressly set forth in Sections 8.01 and 10.03, the Parent Guarantor agrees that the Guarantee shall remain in full force and effect until payment in full of the Guaranteed Obligations. Except as expressly set forth in Sections 8.01 and 10.03, the Parent Guarantor further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.
(h)    In furtherance of the foregoing and not in limitation of any other right that any Holder, the Trustee or the Collateral Agent has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of any Guaranteed Obligation when and as the same shall become due, whether at maturity or by acceleration, or to perform or comply with any other Guaranteed Obligation, the Parent Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee in accordance with this Indenture, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee or the Collateral Agent an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations and (ii) all other monetary obligations of the Issuer then due to the Holders, the Trustee and the Collateral Agent in respect of the Guaranteed Obligations.
(i)    The Parent Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Parent Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purposes of this Section 10.01.
(j)    The Parent Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 10.01.
(k)    The Parent Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 10.02.    Limitation on Liability. The Parent Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance to the extent applicable to the Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Parent Guarantor hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Parent Guarantor shall not exceed the maximum amount that, after giving effect to all other contingent and fixed liabilities of the Parent Guarantor, can be guaranteed hereby without rendering the Guarantee, as it relates to the Parent Guarantor, void or voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
SECTION 10.03.    Release. The Guarantee shall terminate and be of no further force or effect and the Parent Guarantor shall be deemed to be automatically and unconditionally released from all obligations under this Article 10 upon the Issuer’s exercise of the Issuer’s legal defeasance option or covenant defeasance option in accordance with Section 8.01 or if the obligations of the Issuer and the Parent Guarantor under this Indenture are discharged in accordance with the terms of this Indenture.
SECTION 10.04.    Successors and Assigns. This Article 10 shall be binding upon the Parent Guarantor and its successors and assigns and shall inure to the benefit of the Trustee, the Collateral Agent and the Holders and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder, the Collateral Agent or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
SECTION 10.05.    No Waiver. Neither a failure nor a delay on the part of the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits that any of them may have under this Article 10 at law, in equity, by statute or otherwise.
SECTION 10.06.    Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by the Parent Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Parent Guarantor in any case shall entitle the Parent Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 10.07.    No Impairment. The failure to endorse the Guarantee on any Security shall not affect or impair the validity thereof. If an Officer whose signature is on this Indenture or the notation of the Guarantee no longer holds that office at the time the Trustee authenticates the Securities, the Guarantee shall be valid nevertheless.
SECTION 10.08.    Benefits Acknowledged. The Parent Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to the Guarantee are knowingly made in contemplation of such benefits.
ARTICLE 11

SECURITY DOCUMENTS
SECTION 11.01.    Collateral and Security Documents. The due and punctual payment of the principal of the Securities when and as the same shall be due and payable, whether on an Payment Date, at Stated Maturity, or by acceleration, repurchase, redemption or otherwise, and performance of all other Obligations of the Issuer to the Holders, the Trustee or the Collateral Agent under this Indenture, the Securities and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents. The Trustee and the Issuer hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents. Each Holder, by accepting a Security, appoints U.S. Bank National Association as Collateral Agent and consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their respective terms and this Indenture, and authorizes and directs the Trustee to enter into the Security Documents and to bind the Holders to the terms thereof and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Trustee (if it is not then also appointed and serving as Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Trustee and the Collateral Agent the Liens on the Collateral contemplated hereby, by the Security Documents or by any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Issuer shall take any and all actions reasonably required to cause the Security Documents to create and maintain at all times, as security for the Obligations of the Issuer hereunder, a valid and enforceable perfected Lien on all of the Collateral (subject to the terms of the Security Documents), in favor of the Collateral Agent for the benefit of the Trustee and the Holders under the Security Documents. Notwithstanding anything to the contrary in this Indenture or any Security Document, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or other Liens intended to be created by this Indenture or the Security Documents (including the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or other Liens intended to be created thereby.
SECTION 11.02.    Release of Collateral.
(a)    Subject to Sections 11.02(b) and 11.03, the Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. The Issuer will be entitled to a release of assets included in the Collateral from the Liens securing the Securities, and the Trustee shall release, or instruct the Collateral Agent to release, as applicable, the same from such Liens at the Issuer’s sole cost and expense, pursuant to an amendment, supplement or waiver in accordance with Article 9 or as provided in Section 4.24, Section 4.25 or Section 11.08.
Upon receipt of an Officers’ Certificate certifying that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and any necessary or proper (as determined by the Issuer) instruments of termination, satisfaction or release have been prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.
(b)    At any time when a Default or Event of Default has occurred and is continuing and the Trustee (if not then also appointed and serving as Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders.
SECTION 11.03.    Permitted Releases Not To Impair Lien. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and the terms of this Article 11. Each of the Holders acknowledges that a release of Collateral or a Lien in accordance with the terms of the Security Documents and of this Article 11 will not be deemed for any purpose to be in contravention of the terms of this Indenture.
SECTION 11.04.    Suits To Protect the Collateral. Subject to the provisions of Article 7, should any Event of Default have occurred and be continuing, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:
(a)    enforce any of the terms of the Security Documents; and
(b)    collect and receive any and all amounts payable in respect of the Guaranteed Obligations of the Issuer hereunder.
Subject to the provisions of the Security Documents, the Trustee shall have the power (but not the obligation), should any Event of Default have occurred and be continuing, to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).
SECTION 11.05.    Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized (a) to receive any funds for the benefit of the Holders distributed under the Security Documents and (b) to make further distributions of such funds to the Holders according to the provisions of this Indenture.
SECTION 11.06.    Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer to make any such sale or other transfer.
SECTION 11.07.    Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer with respect to the release or Disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
SECTION 11.08.    Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Trustee an Officers’ Certificate certifying that (i) payment in full of the principal of, together with premium, if any, on, the Securities and all other Obligations with respect to the Securities under this Indenture, the Guarantee and the Security Documents that are due and payable at or prior to the time such principal, together with premium, if any, are paid, (ii) all the Obligations under this Indenture, the Securities and the Security Documents have been satisfied and discharged by complying with the provisions of Article 8 or (iii) the Issuer shall have exercised its legal defeasance option or its covenant defeasance option, in each case in compliance with the provisions of Article 8, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably requested by the Issuer to release such Lien as soon as is reasonably practicable.
SECTION 11.09.    Collateral Agent.
(a)    U.S. Bank National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to Dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Indenture and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or the Parent Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Security Documents or shall otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” or “Agent” in this Indenture and the Security Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction).
(b)    The Collateral Agent is authorized and directed to (i) enter into the Security Documents, (ii) bind the Holders on the terms as set forth in the Security Documents and (iii) perform and observe its obligations under the Security Documents.
(c)    The Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Collateral. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the requisite Holders or the Trustee, as applicable. After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.
(d)    The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee or the Holders of a majority in aggregate principal amount of the Securities subject to this Article 11.
(e)    No provision of this Indenture or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action, exercise any remedy, inspect or conduct any studies of any property or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this Section 11.09(e) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.
(f)    The Collateral Agent shall not be responsible in any manner to any of the Trustee or any Holder for the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Security Documents or for any failure of the Issuer, the Parent Guarantor or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Security Documents or to inspect the properties, books or records of the Issuer or the Parent Guarantor.
(g)    The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture or the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that, in the exercise of its rights under this Indenture and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.
(h)    Upon the receipt by the Collateral Agent of a written request of the Issuer signed by two Officers pursuant to this Section 11.09(h) (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.09(h) and (ii) instruct the Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Collateral Agent of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such Security Document have been satisfied. The Holders, by their acceptance of the Securities, hereby authorize and direct the Collateral Agent to execute such Security Documents.
(i)    The Collateral Agent’s resignation or removal shall be governed by provisions equivalent to Section 7.07(a), Section 7.07(b), Section 7.07(c), Section 7.07(d) and Section 7.07(f).
(j)    The Collateral Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in this Indenture, and all such protections, immunities, indemnities, rights and privileges shall apply to the Collateral Agent in its roles under any Security Document, whether or not expressly stated therein.
ARTICLE 12

MISCELLANEOUS
SECTION 12.01.    Notices.
(a)    Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, via electronic mail, via overnight courier or via first-class mail addressed as follows:
if to the Issuer:
Scilex Pharmaceuticals Inc.
27201 Puerta Real, Suite 235
Mission Viejo, California 92691
Attention: Henry Ji, Ph.D., Chief Executive Officer
Email: hji@sorrentotherapeutics.com
if to the Parent Guarantor:
Sorrento Therapeutics, Inc.
4955 Directors Place
San Diego, California 92121
Attention: Henry Ji, Ph.D, Chief Executive Officer
Email: hji@sorrentotherapeutics.com
if to the Trustee or to the Collateral Agent:
U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Alison Nadeau (Scilex 2018 Indenture)
Facsimile: (617) 603-6683
The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice, direction, request or demand hereunder to or upon the Trustee or the Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt by the Trustee or the Collateral Agent if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format.
(b)    Any notice or communication mailed to a Holder shall be mailed, first-class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Any notice or communication to be delivered to a Holder of Global Securities shall be delivered in accordance with the applicable procedures of the Depository and shall be sufficiently given to such Holder if so delivered to the Depository within the time prescribed.
(c)    Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given and provided, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.
(d)    Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of repurchase) to a Holder (whether by mail or otherwise), such notice shall be sufficiently given (in the case of a Global Security) if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depository.
SECTION 12.02.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:
(a)    an Officers’ Certificate to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 12.03.    Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.02(c)(iii)) shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
SECTION 12.04.    When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, the Parent Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Parent Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination. Notwithstanding the foregoing, if any such Person or Persons owns 100% of the Securities, such Securities shall not be so disregarded as aforesaid.
SECTION 12.05.    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.
SECTION 12.06.    Legal Holidays. If a Payment Date (or any other date requiring an action under this Indenture) is not a Business Day, payment (or any other action required to be taken) shall be made (or taken) on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such Payment Date if it were a Business Day for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.
SECTION 12.07.    GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY. THIS INDENTURE, THE SECURITIES AND THE SECURITY DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS. The Issuer, the Parent Guarantor, the Trustee, the Collateral Agent and, by its acceptance of a Security, each Holder (and holder of beneficial interests in a Security) hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby. To the extent that the Issuer or the Parent Guarantor may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service of notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Issuer or the Parent Guarantor, as applicable, irrevocably agrees with respect to any matter arising under this Indenture for the benefit of the Holders not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.
SECTION 12.08.    No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or in the Parent Guarantor, as such, shall have any liability for any obligations of the Issuer or the Parent Guarantor under the Securities, this Indenture or the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
SECTION 12.09.    Successors. All agreements of the Issuer and the Parent Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 12.10.    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 12.11.    Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 12.12.    Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
SECTION 12.13.    Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 12.14.    Tax Matters.
(a)    The Issuer has entered into this Indenture, and the Securities will be issued, with the intention that, for all tax purposes, the Securities will qualify as indebtedness. The Issuer, by entering into this Indenture, and each Holder and Beneficial Owner, agree to treat the Securities as indebtedness for all tax purposes. Upon the written request of the Trustee or any Holder or Beneficial Owner, the Issuer shall use commercially reasonable efforts to, by written response, promptly inform the Trustee or such Holder or Beneficial Owner as to the amount of any payments on the Securities that the Issuer is treating as Contingent Interest, the amount of any payments on the Securities that the Issuer is treating as interest (or original issue discount) that is not Contingent Interest, and the amount of any payments on the Securities that is not a payment of interest or original issue discount for U.S. federal income tax purposes, in each case on an aggregate basis.
(b)    The Issuer shall be entitled to withhold and deduct from any payment under this Indenture any taxes required to be withheld or deducted under applicable law. In the event that the Issuer or the IRS treats any payment on the Securities as contingent interest within the meaning of Section 871(h)(4)(A) of the Code (“Contingent Interest”), then if any Indemnified Taxes are withheld or deducted with respect to a payment of such Contingent Interest to a Holder or Beneficial Owner (including, for the avoidance of doubt, any Indemnified Taxes withheld or deducted on a pass-through share basis from a Beneficial Owner by a pass-through entity for U.S. federal income tax purposes with respect to a payment of Contingent Interest to such pass-through entity (or lower-tier pass-through entity) that is allocated to such Beneficial Owner), the Issuer shall pay such additional amounts so that the net amount received by such Holder or Beneficial Owner of Securities after deduction of any such Indemnified Taxes (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 12.14(b)) on account of any such payment being treated as Contingent Interest shall equal the amount that such Holder or Beneficial Owner would have received in the absence of any such withholding for Indemnified Taxes. The Issuer’s gross-up obligation under this Section 12.14(b) with respect to any direct beneficial owner of an interest in a pass-through entity for U.S. federal income tax purposes that beneficially owns directly (or indirectly through one or more pass-through entities for U.S. federal income tax purposes) a Security shall be limited to and determined on the basis of a letter to be provided to the Issuer by the relevant pass-through entity that owns the Security certifying the percentage of the Contingent Interest that is allocable to its non-U.S. beneficial owners that are relying on the portfolio interest exemption or a treaty exemption with respect to any payments of interest (or original issue discount) by the Issuer that is not Contingent Interest and that cannot rely on a treaty exemption with respect to the Contingent Interest. Other than as provided for in this Section 12.14(b), the Issuer shall not be obligated to pay any additional amounts to the Holders or Beneficial Owners of Securities as a result of any withholding or deduction for, or on account of, any present or future taxes imposed on payments in respect of the Securities.
(c)    If Definitive Securities are issued, each Holder or other Beneficial Owner (other than any direct or indirect owners of a withholding foreign partnership, a withholding foreign trust or a domestic pass-through entity) shall provide to the Issuer on or prior to its first payment hereunder and at any other time or times required by applicable law or reasonably requested by the Issuer such properly completed and executed documentation reasonably requested by the Issuer as will (i) in the case of any such Holder or Beneficial Owner that is entitled to an exemption or reduced rate of withholding, permit any payments made under this Indenture to be made without withholding taxes or at a reduced rate of withholding, (ii) enable the Issuer to determine whether such Holder or Beneficial Owner is subject to backup withholding or information reporting requirements, and (iii) enable the Issuer to comply with its obligations under FATCA and determine whether such Holder or Beneficial Owner has complied with its obligations under FATCA (any such applicable documentation, the “Tax Documentation”), which for the avoidance of doubt shall include whichever of the following is applicable: a properly completed IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or other applicable IRS form or, in the case of a Person claiming the exemption from U.S. federal withholding tax under Section 871(h) of the Code or Section 881(c) of the Code with respect to payments of interest by the Issuer that are not Contingent Interest, the appropriate properly completed IRS form together with a certificate substantially in the form of Exhibit D (a “Portfolio Interest Certificate”). Any such IRS Form W-8BEN or IRS Form W-8BEN-E shall specify whether the Holder or Beneficial Owner to whom the form relates is entitled to the benefits of any applicable income tax treaty.
(d)    In all events, (i) if any withholding tax (other than an Indemnified Tax imposed on any Holder or Beneficial Owner as a result of any payment on the Securities being treated as Contingent Interest for which additional amounts shall be payable as provided for in Section 12.14(b)) is imposed on the Issuer’s payment under the Securities to any Holder or Beneficial Owner, such tax shall reduce the amount otherwise distributable to such Holder or Beneficial Owner, as the case may be, (ii) the Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder or Beneficial Owner of Securities sufficient funds for the payment of any withholding tax that is legally owed by the Issuer (but such authorization shall not prevent the Trustee from contesting any such withholding tax in appropriate proceedings and withholding payment of such tax, if permitted by applicable law, pending the outcome of such proceedings) and (iii) the amount of any withholding tax imposed with respect to any Holder or Beneficial Owner shall be treated as cash distributed to such Holder or Beneficial Owner, as the case may be, at the time it is withheld by the Trustee and remitted to the appropriate taxing authority.
(e)    Any Holder or Beneficial Owner that receives a refund (or credit in lieu thereof that actually currently reduces the taxes of such Holder or Beneficial Owner ) of any Indemnified Tax as to which the Issuer has paid additional amounts pursuant to this Section 12.14 shall repay to the Issuer an amount equal to such refund (or such credit) but in either case only to the extent of additional amounts payments made by the Issuer to such Holder or Beneficial Owner under this Section 12.14 giving rise to such refund or such credit net of all reasonable out-of-pocket expenses (including Taxes) incurred by such Holder or Beneficial Owner in connection with obtaining such refund or such credit and without interest. Notwithstanding anything to the contrary in this paragraph (e), in no event will any Holder or other Beneficial Owner be required to pay any amount to the Issuer which would place such Holder or Beneficial Owner in a less favorable net after-Tax position than such Holder or Beneficial Owner would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amount with respect to such Tax had never been paid. This paragraph (e) shall not be construed to require any Holder or Beneficial Owner to claim a refund or credit or to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Issuer or any other Person. Any refund or credit which is subsequently disallowed in whole or in part shall promptly be repaid by the Issuer on the demand of the applicable Holder or Beneficial Owner.
(f)    The Issuer shall use commercially reasonable efforts to provide such reasonable assistance as a Holder or Beneficial Owner may request in claiming a refund of any U.S. withholding taxes that are withheld from any payment on the Securities. Such Holder or Beneficial Owner hereby agrees to pay all costs and expenses incurred by the Issuer in connection with such assistance.
SECTION 12.15.    USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each Person that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.
SECTION 12.16.    WAIVER OF TRIAL BY JURY. EACH OF THE ISSUER, THE PARENT GUARANTOR, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 12.17.    Limited Incorporation of the TIA. This Indenture is not subject to the mandatory provisions of the TIA. The provisions of the TIA are not incorporated by reference in or made part of this Indenture unless specifically provided herein.
{Remainder of page intentionally left blank}

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
SCILEX PHARMACEUTICALS INC.

By: /s/ Henry Ji, Ph.D.
Name: Henry Ji, PhD.
Title: Chief Executive Officer
SORRENTO THERAPEUTICS, INC.

By: /s/ Henry Ji, Ph.D.
Name: Henry Ji, PhD.
Title: President, Chief Executive Officer and Chairman of the Board
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Susan Freedman
Name: Susan Freedman
Title: Susan Freedman
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By: /s/ Susan Freedman
Name: Susan Freedman
Title: Susan Freedman

APPENDIX A
PROVISIONS RELATING TO SECURITIES
1.    Definitions.
1.1    Definitions.
For the purposes of this Appendix A, the following terms shall have the meanings indicated below (and if not defined in this Appendix A, capitalized terms used herein shall have the meaning set forth in this Indenture):
“Accredited Investor” means an “accredited investor” as defined in subclause (1), (2), (3) or (7) of Rule 501 that is not (i) a QIB or (ii) a Person other than a U.S. Person that acquires Securities in reliance on Regulation S.
“Clearstream” means Clearstream Banking, S.A.
“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend or the Regulation S Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.
“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
“Global Securities Legend” means the legend set forth in Section 2.2(f)(i)(C) herein.
“Global Security” means a certificated Security (bearing the Restricted Securities Legend or the Regulation S Legend if the transfer of such Security is restricted by applicable law) that includes the Global Securities Legend. The term “Global Securities” includes Rule 144A Global Securities and Regulation S Global Securities.
“Purchase Agreement” means each Purchase Agreement dated September 7, 2018, among the Issuer, the Parent Guarantor and the purchaser(s) party thereto.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Legend” means the legend set forth in Section 2.2(f)(i)(B) herein.
“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.
“Restricted Period”, with respect to any Regulation S Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance of such Securities.
“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i)(A) herein.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Securities” means all Securities privately placed with QIBs.
“Rule 501” means Rule 501(a) under the Securities Act.
“Rule 506” means Rule 506 under the Securities Act.
“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.
“Transfer Restricted Definitive Securities” means Definitive Securities that bear or are required to bear or are subject to the Restricted Securities Legend or the Regulation S Legend.
“Transfer Restricted Global Securities” means Global Securities that bear or are required to bear or are subject to the Restricted Securities Legend or the Regulation S Legend.
“Unrestricted Definitive Securities” means Definitive Securities that are not required to bear, and are not subject to, the Restricted Securities Legend or the Regulation S Legend.
“Unrestricted Global Securities” means Global Securities that are not required to bear, and are not subject to, the Restricted Securities Legend or the Regulation S Legend.
“U.S. Person” means a “U.S. person” as defined in Regulation S.
1.2    Other Definitions.

Term:	Defined in Section:

Agent Members	2.1(b)
Regulation S Global Securities	2.1(b)
Rule 144A Global Securities	2.1(b)

2.    The Securities.
2.1    Form and Dating; Global Securities.
(a)    Issuance and Transfers. The Securities issued by the Issuer will be (i) privately placed by the Issuer pursuant to the Purchase Agreement and (ii) sold initially only to (1) QIBs, (2) Persons other than U.S. Persons in reliance on Regulation S and (3) Accredited Investors. Such Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and Accredited Investors.
(b)    Global Securities. (i) Except as provided in clause (c) below, Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”).
Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Global Securities”), which shall be registered in the name of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream.
The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held through Euroclear or Clearstream.
The Global Securities shall bear the Global Securities Legend. The Global Securities initially shall (i) be registered in the name of the Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Securities Custodian, (iii) bear the Restricted Securities Legend and (iv) if applicable, bear the Regulation S Legend.
Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
The Registrar shall retain copies of all letters, notices, Confidentiality Agreements and other written communications received pursuant to this Section 2.1 or Section 2.2 herein. The Issuer, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices, Confidentiality Agreements or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
(ii)    Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2 herein. In addition, a Global Security shall be exchangeable for Definitive Securities if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Security and the Issuer thereupon fails to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
(iii)    In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to Section 2.1(b)(ii) herein, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.
(iv)    Any Transfer Restricted Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 herein shall, except as otherwise provided in Section 2.2 herein, bear the Restricted Securities Legend and, if applicable, the Regulation S Legend.
(v)    Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2 herein.
(vi)    The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.
(c)    Definitive Securities. To the extent that the purchaser of a Security is an Accredited Investor or otherwise cannot or opts not to hold a beneficial interest in a Global Security, then such Security shall be represented by one or more Definitive Securities.
2.2    Transfer and Exchange.
(a)    Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b) herein. Global Securities will not be exchanged by the Issuer for Definitive Securities except under the circumstances described in Section 2.1(b)(ii) herein. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) herein or Section 2.2(g) herein.
(b)    Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Transfer Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend and the Regulation S Legend, as applicable; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than to a QIB in reliance on Rule 144A). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i) herein, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g) herein.
(iii)    Transfer of Beneficial Interests to Another Transfer Restricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) herein and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and
(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.
(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) herein and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or
(B)    if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend and the Regulation S Legend, as applicable, are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
(v)    Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Transfer Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.
(c)    Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii) herein. A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii) herein or Section 2.1(c) herein.
(d)    Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of Definitive Securities for beneficial interests in Global Securities also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable:
(i)    Transfer Restricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. If any Holder of a Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security or to transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Security, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;
(B)    if such Transfer Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate from such Holder in the form attached to the applicable Security;
(C)    if such Transfer Restricted Definitive Security is being transferred to a Person that is not a U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;
(D)    if such Transfer Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security; and
(E)    if such Transfer Restricted Definitive Security is being transferred to the Issuer, a certificate from such Holder in the form attached to the applicable Security;
the Trustee shall cancel the Transfer Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Security.
(ii)    Transfer Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Definitive Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:
(A)    if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or
(B)    if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend and the Regulation S Legend, as applicable, are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Definitive Securities transferred or exchanged pursuant to this subparagraph (ii).
(iii)    Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).
(iv)    Unrestricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.
(e)    Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register in the Register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e):
(i)    Transfer Restricted Definitive Securities to Transfer Restricted Definitive Securities. A Transfer Restricted Definitive Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Security if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A, a certificate in the form attached to the applicable Security;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, a certificate in the form attached to the applicable Security;
(C)    if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;
(D)    if the transfer will be made to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Security and a Transferee Letter of Representation in the form of Exhibit B to this Indenture; and
(E)    if such transfer will be made to the Issuer, a certificate in the form attached to the applicable Security.
(ii)    Transfer Restricted Definitive Securities to Unrestricted Definitive Securities. Any Transfer Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:
(1)    if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or
(2)    if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend and the Regulation S Legend, as applicable, are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register in the Register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.
(iv)    Unrestricted Definitive Securities to Transfer Restricted Definitive Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Security.
At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(f)    Legends.
(i)    (A)    Each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):
NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS. EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND, IF SUBSEQUENT TO THE INITIAL ACQUISITION HEREOF, IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a)(1), (a)(2), (a)(3) or (a)(7) OF RULE 501 UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO AN ENTITY IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (C) TO PERSONS OR ENTITIES OTHER THAN U.S. PERSONS, INCLUDING DEALERS OR OTHER PROFESSIONAL FIDUCIARIES IN THE UNITED STATES ACTING ON A DISCRETIONARY BASIS FOR NON-U.S. BENEFICIAL OWNERS (OTHER THAN AN ESTATE OR TRUST), IN OFFSHORE TRANSACTIONS IN RELIANCE UPON, AND IN ACCORDANCE WITH, REGULATION S UNDER THE SECURITIES ACT OR (D) TO AN ACCREDITED INVESTOR THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON OR ENTITY TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(D) OF THIS PARAGRAPH TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.
THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATION SECTION 1.1275-4(b). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE FOR THIS NOTE, YOU SHOULD SUBMIT A WRITTEN REQUEST TO SCILEX PHARMACEUTICALS INC., 27201 PUERTA REAL, SUITE 235, MISSION VIEJO, CALIFORNIA 92691.
THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.
(B)    Except as permitted by Section 2.2(f)(i)(C) herein, each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered in reliance on Regulation S, shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):
THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AS SPECIFIED IN THE INDENTURE REFERRED TO HEREINAFTER.
(C)    Each Global Security shall bear the following legend:
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER.
(ii)    Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Regulation S Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.
(g)    Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(h)    Obligations with Respect to Transfers and Exchanges of Securities.
(i)    To permit registrations of transfers and exchanges, the Issuer shall execute, and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.
(ii)    No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.05, 4.08 and 9.04 of this Indenture).
(iii)    Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered in the Register as the absolute owner of such Security for the purpose of receiving payment of principal of such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)    All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
(i)    No Obligation of the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depository or any other Person with respect to the accuracy of the records of the Depository or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made to the registered Holders (which shall be the Depository in the case of a Global Security). Except as may be otherwise permitted pursuant to Section 2.13 of the Indenture, the rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, its participants and any beneficial owners.
(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Schedule I
Increase in Principal Amounts

Actual Cumulative Net Sales (but only in respect of the United States) of ZTlido™ (lidocaine topical system 1.8%) Between October 1, 2022 and September 30, 2023	Amount of Increase in Principal Amount of the Securities if the Principal of the Securities Was Not Increased Pursuant to Section 2.01(b)	Amount of Increase in Principal Amount of the Securities if the Principal of the Securities Was Increased Pursuant to Section 2.01(b)
$[…***…] or more	$0	$0
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]	$[…***…]
Between $0.00 and $[…***…]	$112,781,030	$84,781,030

Schedule II
Additional Principal Installments

Actual Cumulative Net Sales (but only in respect of the United States) of ZTlido™ (lidocaine topical system 1.8%) Between October 1, 2022 and September 30, 2023	Amount of Principal Installment Payment On Each Payment Date Commencing February 15, 2024
$[…***…] or more	$0
Between $[…***…] and $[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]
Between $[…***…] and $[…***…]	$[…***…]
Between $0.00 and $[…***…]	$30,616,457

EXHIBIT A
{FORM OF SECURITY}
NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS. EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND, IF SUBSEQUENT TO THE INITIAL ACQUISITION HEREOF, IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a)(1), (a)(2), (a)(3) or (a)(7) OF RULE 501 UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO AN ENTITY IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (C) TO PERSONS OR ENTITIES OTHER THAN U.S. PERSONS, INCLUDING DEALERS OR OTHER PROFESSIONAL FIDUCIARIES IN THE UNITED STATES ACTING ON A DISCRETIONARY BASIS FOR NON-U.S. BENEFICIAL OWNERS (OTHER THAN AN ESTATE OR TRUST), IN OFFSHORE TRANSACTIONS IN RELIANCE UPON, AND IN ACCORDANCE WITH, REGULATION S UNDER THE SECURITIES ACT OR (D) TO AN ACCREDITED INVESTOR THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON OR ENTITY TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(D) OF THIS PARAGRAPH TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.
THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATION SECTION 1.1275-4(b). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE FOR THIS NOTE, YOU SHOULD SUBMIT A WRITTEN REQUEST TO SCILEX PHARMACEUTICALS INC., 27201 PUERTA REAL, SUITE 235, MISSION VIEJO, CALIFORNIA 92691.
THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.
{Global Securities Legend}
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER.
{Restricted Securities Legend for Global Securities Offered in Reliance on Regulation S}
THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AS SPECIFIED IN THE INDENTURE REFERRED TO HEREINAFTER.
{FORM OF SECURITY}
No.____
Initial Principal Amount: $__________
Senior Secured Note due 2026
CUSIP No._____
ISIN No._______
Scilex Pharmaceuticals Inc., a Delaware corporation (the “Issuer”), promises to pay to {Cede & Co.}{__________}, or its registered assigns, the principal sum listed on the Schedule of Increases or Decreases attached hereto on or before August 15, 2026 (the “Final Maturity Date”) as set forth in this Security.
Payment Dates: February 15, May 15, August 15 and November 15 (each, a “Payment Date”)
Record Dates: February 1, May 1, August 1 and November 1 (each, a “Record Date”)
Additional provisions of this Security are set forth on the following pages of this Security.

IN WITNESS WHEREOF, the undersigned has caused this Instrument to be duly executed.
SCILEX PHARMACEUTICALS INC.

By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is
one of the Securities
referred to in the within-mentioned Indenture.
By:
Authorized Signatory
Date:__________

Senior Secured Note due 2026

1.	Payments
(a)    On each Payment Date, commencing on February 15, 2019, Scilex Pharmaceuticals Inc., a Delaware corporation (the “Issuer”), shall pay to the Holders an installment of principal of the Securities in an amount (allocated pro rata among the Holders) equal to the Applicable Percentage of Net Sales of the Product for the fiscal quarter of the Issuer ended prior to such Payment Date.
(b)    Unless the Trustee has received from the Issuer on or prior to November 15, 2023 an Officers’ Certificate certifying that actual cumulative Net Sales (but only in respect of the United States) of ZTlido™ (lidocaine topical system 1.8%) from October 1, 2022 through September 30, 2023 are equal to or more than $[…***…], then on each Payment Date through the date on which the Securities have been paid in full (including, if applicable, the Final Maturity Date), commencing on February 15, 2024, the Issuer shall pay to the Holders an additional installment of principal of the Securities in an amount (allocated pro rata among the Holders) equal to the amount to be determined by reference to Schedule II to the Indenture and evidenced by an Officers’ Certificate delivered to the Trustee (which shall include a certification as to such actual cumulative Net Sales (but only in respect of the United States) for such period and the corresponding amount on such Schedule II); provided, however, that if the Issuer does not deliver such Officers’ Certificate evidencing such amount, such additional installment of principal payable on each Payment Date through the date on which the Securities have been paid in full (including, if applicable, the Final Maturity Date), commencing on February 15, 2024, shall be $30,616,457.
(c)    Any remaining outstanding principal amount of the Securities on the Final Maturity Date shall be due and payable to the Holders on such date.
(d)    On February 15, 2022, unless the Trustee has previously received from the Issuer an Officers’ Certificate certifying that actual cumulative Net Sales (but only in respect of the United States) of ZTlido™ (lidocaine topical system 1.8%) from the Issue Date through December 31, 2021 are equal to or more than $[…***…], the then-existing outstanding aggregate principal amount of the Securities (after giving effect to any redemption of such Securities on such date) will be increased by $28,000,000 (allocated pro rata among the Holders). Such increase will be at the sole expense of the Issuer and will be evidenced by an appropriate notation by the {Trustee}{Holder of this Security} on the Schedule of Increases or Decreases attached to this Security {(or electronically pursuant to the operational arrangements of the Depository)}, which notation (absent manifest error) will be binding on the Issuer.
(e)    On November 15, 2023, unless the Trustee has previously received from the Issuer an Officers’ Certificate certifying that actual cumulative Net Sales (but only in respect of the United States) of ZTlido™ (lidocaine topical system 1.8%) from October 1, 2022 through September 30, 2023 are equal to or more than $[…***…], the then-existing outstanding aggregate principal amount of the Securities (after giving effect to any redemption of such Securities on such date) will be increased by an amount (allocated pro rata among the Holders) equal to an amount to be determined by reference to Schedule I to the Indenture and evidenced by an Officers’ Certificate delivered to the Trustee (which shall include a certification as to such actual cumulative Net Sales (but only in respect of the United States) for such period and the corresponding amount on such Schedule I); provided, however, that if the Issuer does not deliver such Officers’ Certificate evidencing such amount, the then-existing outstanding aggregate principal amount of the Securities (after giving effect to any redemption of the Securities) will be increased by an amount (allocated pro rata among the Holders) equal to $112,781,030 (if the principal amount of the Securities was not increased pursuant to Section 2.01(b) of the Indenture) or $84,781,030 (if the principal amount of the Securities was increased pursuant to Section 2.01(b) of the Indenture). Such increase will be at the sole expense of the Issuer and will be evidenced by an appropriate notation by the {Trustee}{Holder of this Security} on the Schedule of Increases or Decreases attached to this Security {(or electronically pursuant to the operational arrangements of the Depository)}, which notation (absent manifest error) will be binding on the Issuer.
(f)    The Issuer shall pay, during the continuance of an Event of Default, interest on the outstanding principal amount of the Securities at the rate of 2.00% per annum. Such interest shall be computed on the basis of a 360-day year of twelve 30-day months.
(g)    The Securities will mature on the Final Maturity Date.

2.	Method of Payment
The Issuer shall pay payments of installments of principal to the Persons who are registered Holders at the close of business on the Record Date immediately preceding the related Payment Date even if Securities are canceled after such Record Date and on or before such Payment Date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments (other than payments of installments of principal). The
Issuer shall pay principal and interest and premium, if any, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. {Payments in respect of the Securities (including principal and interest and premium, if any) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.} {The Issuer shall make all payments in respect of the Securities (including principal and interest and premium, if any) at the office of the Paying Agent; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).}

3.	Paying Agent and Registrar
Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may act as Paying Agent or Registrar.

4.	Indenture
The Issuer issued the Securities under the Indenture dated as of September 7, 2018 (the “Indenture”) among the Issuer, Sorrento Therapeutics, Inc., a Delaware corporation (the “Parent Guarantor”), the Trustee and the Collateral Agent. The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.
The Securities are senior secured obligations of the Issuer. This Security is one of the Securities referred to in the Indenture. The Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer to, among other things, make certain Investments and other Restricted Payments, incur Indebtedness, enter into or permit certain transactions with Affiliates, create or incur Liens on the Collateral and Dispose of the Collateral. The Indenture also imposes limitations on the ability of the Issuer and the Parent Guarantor to merge, amalgamate or consolidate with or into any other Person or convey, transfer or lease all or substantially all of their property.
To guarantee the due and punctual payment of the principal of the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Parent Guarantor has irrevocably and unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis pursuant to the terms of the Indenture.

5.	Optional Redemption
The Issuer may redeem the Securities at its option in whole on any Business Day specified by the Issuer, on not less than 30 days’ nor more than 60 days’ prior written notice delivered to each Holder, at a redemption price equal to 100% of the principal amount of the Securities.
Notice of any redemption may, at the Issuer’s discretion, be revocable and be subject to one or more conditions precedent, including the receipt by the Trustee, on or prior to the redemption date, of money sufficient to pay the principal of, and premium, if any, on, the Securities.

6.	Notice of Redemption
Written notice of redemption pursuant to paragraph 5 will be provided at least 30 days but not more than 60 days before the redemption date to each Holder of Securities.

7.	Sinking Fund
The Securities are not subject to any sinking fund.

8.	Repurchase or Purchase of Securities at the Option of the Holders upon Certain Events
Upon the occurrence of a Change of Control, receipt by the Issuer of the Subordinated Loan or the failure by the Issuer to receive the Marketing Approval Letter on or prior to July 1, 2023, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase or the Parent Guarantor to purchase, as applicable, all or any part of such Holder’s Securities at the repurchase or purchase prices, as the case may be, described in the Indenture, as provided in, and subject to the terms of, the Indenture.

9.	Security
The Securities will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents. Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs each of the Trustee and the Collateral Agent to enter into the Security Documents, and to perform its obligations and exercise its rights thereunder in accordance therewith.

10.	Denominations; Transfer; Exchange
The Securities are in Registered Form, without coupons, in denominations of $250,000 and any integral multiple of $1.00 in excess thereof. The registration of transfer of or exchange of Securities shall be done in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law or permitted by the Indenture.

11.	Persons Deemed Owners
Subject to Section 2.13 of the Indenture, the Person named in the Register as Holder of this Security shall be treated as the owner of it for all purposes.

12.	Unclaimed Money
If money for the payment of principal remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and Paying Agent shall have no further liability with respect to such monies.

13.	Discharge and Defeasance
Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal on the Securities to redemption or maturity, as the case may be.

14.	Amendment; Waiver
Subject to certain exceptions set forth in the Indenture, (x) the Indenture, the Securities or any Security Document may be amended with the written consent of the Holders of at least two-thirds in aggregate principal amount of the Securities then outstanding (voting as a single class) and (y) any past default or compliance with any provisions may be waived with the written consent of the Holders of a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Collateral Agent, the Parent Guarantor and the Trustee may amend the Indenture, the Securities or any Security Document (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for the assumption by a Successor Company of the obligations of the Issuer under the Indenture and the Securities in accordance with the terms of the Indenture; (iii) to provide for the assumption by a Successor Guarantor of the obligations of the Parent Guarantor under the Indenture and the Guarantee; (iv) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code and United States Treasury Regulation Section 5f.103-1(c); (v) to add additional Guarantees or co-obligors with respect to the Securities in accordance with the terms of the Indenture; (vi) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred in the Indenture upon the Issuer in accordance with the terms of the Indenture; (vii) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of the Indenture under the TIA (to the extent any such qualification is required); (viii) to make any change that does not adversely affect the rights of any Holder; (ix) to add additional assets as Collateral to secure the Securities; or (x) to release Collateral from the Lien pursuant to the Indenture and the Security Documents when permitted or required by the Indenture or the Security Documents.

15.	Defaults and Remedies
If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities by notice to the Issuer may, and if such notice is given by the Holders such notice shall be given to the Issuer and the Trustee, declare that the principal of, and the interest and premium, if any, on, all the Securities is due and payable. Upon such a declaration, such principal shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuer occurs, the principal of, and the premium, if any, on, all the Securities shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the Securities may rescind any such acceleration with respect to the Securities and its consequences.
Except to enforce the right to receive payment of principal or interest or premium (if any) when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder gives the Trustee written notice stating that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy, (iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee does not comply with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with such request during such 60-day period. Subject to certain restrictions set forth in the Indenture, the Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.	Trustee Dealings with the Issuer
Subject to certain limitations imposed by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others
No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or in the Parent Guarantor, as such, shall have any liability for any obligations of the Issuer or the Parent Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

18.	Authentication
This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on this Security.

19.	Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	Governing Law
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

21.	CUSIP Numbers; ISINs
The Issuer has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices (including notices of redemption) as a convenience to the Holders. No representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.
The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Security.
ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to:
______________________________________________________________________________
(Print or type assignee’s name, address and zip code)
______________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint ________________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him or her.
Date:    ___________    Your Signature:______________________
Sign exactly as your name appears on this Security.
Signature Guarantee:___________________________________________________

Date:_______________________________	_____________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES
This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned (check one box below):
has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, Registered Form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);
has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d)(1) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	to the Issuer; or
(2)	to the Registrar for registration in the Register in the name of the Holder, without transfer; or
(3)	pursuant to an effective registration statement under the Securities Act of 1933; or
(4)
inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on such Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)
outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period; or

(6)
to an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements and, if applicable, an Opinion of Counsel; or

(7)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.
Date:    ________    Your Signature:___________________________
Signature Guarantee:_____________________________________

Date:_______________________________	_____________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on such Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to such Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by such Rule 144A.
Dated:_____________________
NOTICE: To be executed by an executive officer
SCHEDULE OF INCREASES OR DECREASES
The initial principal amount of this Security is $______________. The following increases or decreases in this Security have been made:

Date	Amount of decrease in Principal Amount of this Security	Amount of increase in Principal Amount of this Security	Principal amount of this Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Security repurchased by the Issuer or purchased by the Parent Guarantor pursuant to Section 4.08 (Put Rights) of the Indenture, check the appropriate box:
Change of Control Offer     Subordinated Loan Offer     Marketing Approval Offer
If you want to elect to have only part of this Security repurchased by the Issuer or purchased by the Parent Guarantor pursuant to Section 4.08 (Put Rights) of the Indenture, state the amount ($1,000 or any integral multiple of $1.00 in excess thereof): $____________________
Date:    _________    Your Signature:__________________________
(Sign exactly as your name appears on this Security)
Signature Guarantee:_______________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B
{FORM OF}
TRANSFEREE LETTER OF REPRESENTATION
Scilex Pharmaceuticals Inc.
27201 Puerta Real, Suite 235
Mission Viejo, California 92691
Attention: Henry Ji, Ph.D., Chief Executive Officer
Email: hji@sorrentotherapeutics.com
U.S. Bank National Association, as trustee (the “Trustee”)
Corporate Trust Services
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Alison Nadeau (Scilex 2018 Indenture)
Facsimile: (617) 603-6683
Ladies and Gentlemen:
This certificate is delivered to request a transfer of $______ principal amount of the Senior Secured Notes due 2026 (the “Securities”) of Scilex Pharmaceuticals Inc., a Delaware corporation (the “Issuer”)
Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:
Name: ________________________
Address: _____________________
Taxpayer ID Number: __________
The undersigned represents and warrants to you that:
1.    We are an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an “accredited investor” for investment purposes at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able and prepared to bear the economic risk of our or its investment.
2.    We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities only (a) to an entity that we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of such Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) to the Issuer or any of its subsidiaries or (d) to an “accredited investor” in the case of each of clauses (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Securities of the resale restrictions set forth above. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above prior to the date that is one year after the later of the date of original issue and the last date on which either the Issuer or any affiliate of the Issuer was the owner of the Securities (the “Resale Restriction Termination Date”), the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an “accredited investor” and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (b) or (d) above to require the delivery of an Opinion of Counsel, certifications or other information satisfactory to the Issuer and the Trustee.
Dated: ____________________
TRANSFEREE: ____________________,
By:

EXHIBIT C
{FORM OF CONFIDENTIALITY AGREEMENT}
Scilex Pharmaceuticals Inc.
27201 Puerta Real, Suite 235
Mission Viejo, California 92691
CONFIDENTIALITY AGREEMENT
In connection with our possible interest in the purchase of senior secured notes (the “Notes”) of Scilex Pharmaceuticals Inc., a Delaware corporation (the “Company”) (the “Transaction”), we may request that you or your directors, officers, managers, members, partners, employees, affiliates, assigns, representatives (including, without limitation, financial advisors, attorneys and accountants), investors, agents or similar persons or entities (collectively, “your Representatives”) furnish us or our directors, officers, managers, members, partners, employees, affiliates, assigns, representatives (including, without limitation, financial advisors, attorneys and accountants), investors, agents or similar persons or entities (collectively, “our Representatives”) with certain information relating to the Company and its affiliates and the Transaction. All such information (whether written, visual or oral, and whether tangible or electronic) furnished on or after the date hereof by you or your Representatives (including any such information provided in a dataroom via iDeals Virtual Data Room or otherwise) to us or our Representatives, including any materials containing, based on or derived from any such information (including, without limitation, any financial models or other analyses, compilations, forecasts, studies or other documents based thereon) prepared by us or our Representatives in connection with our or our Representatives’ review of, or our interest in, the Transaction is hereinafter referred to as the “Information”. The term Information will not, however, include information that (i) is already known by us at the time that such information is disclosed (unless such information was disclosed to us under a confidentiality agreement with you) as evidenced by our written records, (ii) is or thereafter becomes available in the public domain, other than by breach by us or our Representatives of our obligations hereunder, (iii) is obtained by us from another source without, to our knowledge, breach of such source’s obligations of confidentiality to you or (iv) is independently developed by our Representatives who have not had access to such information.
As a condition to receiving the Information, we hereby agree as follows:
1.    We hereby agree, and agree to cause our Representatives, (i) to keep the Information confidential, (ii) to use the Information solely for the purpose of evaluating, entering into, monitoring or enforcing the Transaction and (iii) not to, without your prior written consent, disclose any Information in any manner whatsoever; provided, however, that we may reveal the Information to (a) our Representatives who need to know the Information for the purpose of evaluating, entering into, monitoring or enforcing the Transaction or (b) third parties in order to comply with any applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or our Representatives, and only after compliance with paragraph 3 below, provided, that all of such persons and entities listed in clause (a) above shall agree to keep such Information confidential, and only to use such Information, on terms that are substantially the same as the terms we are subject to herein, and, provided, further, that we shall be wholly responsible for the full compliance of such confidentiality agreement by any of the persons or entities listed in clause (a) above to which we disclosed Information. Notwithstanding and without limitation of the foregoing, we and our Representatives agree not to reveal Information to advisors who are principally engaged in the business of investment banking, capital markets or securitization of financial assets without the prior written consent of your Representative, Morgan Stanley & Co. LLC (“Morgan Stanley”).
2.    We hereby agree, and agree to cause our Representatives, whether or not the Transaction is consummated, not to (except as required by applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or our Representatives, and only after compliance with paragraph 3 below), without your prior written consent, disclose to any person or entity the fact that the Information or the Transaction exists or has been made available, that we are considering the Transaction, that (if prior to consummation of the Transaction) you are considering the Transaction, or that discussions or negotiations are taking or have taken place concerning the Transaction or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof.
3.    In the event that we or any of our Representatives are required by applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or our Representatives to disclose any of the Information, we agree to notify you promptly (unless such notice is not permitted by applicable law, rule or regulation) so that you may seek, at your own expense, a protective order or other appropriate remedy or, in your sole discretion, waive compliance with the terms of this Confidentiality Agreement. In the event that no such protective order or other remedy is obtained, or that you do not waive compliance with the terms of this Confidentiality Agreement, we agree to furnish only that portion of the Information that we are advised by counsel (which may be internal counsel) is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.
4.    If we determine not to proceed with the Transaction or we cease to have an interest arising from the Transaction, we will promptly inform you of that decision or event and, in that case, and at any time upon your request or the request of any of your Representatives, we and our Representatives agree to (i) promptly deliver to you all copies of the Information in our possession (except as described in the following proviso), (ii) promptly destroy all copies of any written Information (whether in tangible or electronic form, or otherwise) that we and our Representatives have created, including, without limitation, any notes we have taken on any discussions with you or your Representatives, and upon your request such destruction shall be certified in writing (including, without limitation, via email) to you by an authorized officer supervising such destruction (provided in each case that an appropriate person within our organization may retain one copy of the Information, subject to the provisions of this Confidentiality Agreement, if required to comply with internal record retention policies or regulatory considerations, in which case, regardless of paragraph 17 below, the confidentiality provisions of this Confidentiality Agreement will continue to apply to such Information for so long as it is retained by such person or any other of our Representatives) and (iii) certify that clauses (i) and (ii) above have been complied with. Any visual, oral or other Information not returned to you or destroyed in accordance with the preceding sentence will continue to be subject to the terms of this Confidentiality Agreement, regardless of paragraph 17 below.
5.    We acknowledge that neither you nor any of your Representatives, nor any of your or their respective officers, directors, managers, members, partners, employees, agents or controlling persons within the meaning of Section 20 of the U.S. Securities Exchange Act of 1934, as amended, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and we agree that no such person or entity will have any liability relating to the Information or for any errors therein or omissions therefrom. We further agree that we are not entitled to rely on the accuracy or completeness of the Information.
6.    We acknowledge that we are aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities of an issuer or an affiliate or controlling person of the issuer while in possession of material, non-public information and on the communication of such information to any other person or entity. We represent that we maintain effective internal procedures with respect to maintaining the confidentiality and use of the Information and that we will not use the Information for any purpose in violation of United States securities laws or any other applicable laws. We further represent that we are (i) a qualified institutional buyer (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), (ii) a non-U.S. person within the meaning of Regulation S under the Securities Act or (iii) to the extent clause (i) above or clause (ii) above does not apply, an institutional accredited investor (as defined in subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act).
7.    We represent, warrant and covenant that, if we determine to proceed with the Transaction, at least one of the following statements shall be an accurate representation as of the date of our purchase of Notes as to each source of funds (a “Source”) to be used by us to pay the purchase price of any Note to be purchased by us and with respect to our holding of such Note:
(i)     the Source either (A) does not include Plan Assets (as such term is used in Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and regulations issued by the U.S. Department of Labor) of any employee benefit plan, other than a plan exempt from the coverage of ERISA, or (B) includes only assets that are not considered Plan Assets by reason of being held in a separate account of an insurance company that is maintained solely in connection with our fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including an annuitant)) are not affected in any manner by the investment performance of the separate account;
(ii)    the Source is a governmental plan;
(iii)     the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (iii); or
(iv)    the Source does include Plan Assets of an employee benefit plan subject to ERISA, but the use of such Plan Assets to purchase and hold one or more Notes will not constitute a non-exempt prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and one of the following applies:
(w)    the Source is an “insurance company general account” within the meaning of United States Department of Labor Prohibited Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995, as subsequently amended), and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in our NAIC Annual Statement filed with our state of domicile;
(x)    the Source is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991, as subsequently amended), and, except as disclosed by us to the Company in writing pursuant to this clause (x), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than ten percent (10%) of all assets allocated to such pooled separate account or collective investment fund;
(y)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (issued December 21, 1982, as subsequently amended) (the “QPAM Exemption”) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), and the conditions of Part I of the QPAM Exemption are satisfied; or
(z)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23, issued March 24, 1995, as subsequently amended (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), and the conditions of Part I of the INHAM Exemption are satisfied.
As used in this paragraph 7, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
8.    We represent, warrant and covenant that, in the event that we determine to proceed with the Transaction, as of the date of our purchase of Notes, if any Source to be used by us to pay the purchase price of any Note consists of assets of a benefit plan that is not subject to ERISA, either (i) such benefit plan is not a governmental plan, non-U.S. plan, church plan or other plan subject to law that is substantially similar to Section 406 or 407 of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) our purchase and holding of Notes will not constitute a violation of Similar Law.
9.    We agree that, at any time prior to your consummation of the Transaction, (i) you reserve the right, in your sole discretion, to change the terms of the Transaction at any time without prior notice to us or any other person or entity, to reject any and all proposals or offers made by us or any of our Representatives with regard to the Transaction, and to terminate discussions and negotiations with us at any time and for any reason, and (ii) you will not have any liability to us with respect to the Transaction, whether by virtue of this Confidentiality Agreement, any other written or oral expression with respect to the Transaction or otherwise.
10.    We acknowledge that remedies at law may be inadequate to protect you against any actual or threatened breach of this Confidentiality Agreement by us or our Representatives, and, without prejudice to any other rights and remedies otherwise available to you, we agree to permit you to seek the granting of injunctive relief in your favor without proof of actual damages.
11.    We acknowledge and agree that Morgan Stanley is a third party beneficiary of this Confidentiality Agreement and shall have the right to enforce any provision of this Confidentiality Agreement.
12.    We acknowledge and agree that neither this Confidentiality Agreement nor any disclosure of Information made hereunder by you shall be construed, deemed or interpreted, by implication or otherwise, to vest in us or our Representatives any license or other ownership rights in, to or under any of such Information or other copyrights, intellectual property, know-how, moral rights, trade secrets, trademark rights or other proprietary rights whatsoever.
13.    We agree that no failure or delay by you in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
14.    This Confidentiality Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
15.    This Confidentiality Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof (other than the provisions of Section 5-1401 of the General Obligations Law of the State of New York).
16.    This Confidentiality Agreement contains the entire agreement between you and us, and supersedes all prior agreements and understandings, whether written or oral, between you and us, concerning the confidentiality of the Information, and no modifications of this Confidentiality Agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.
17.    This Confidentiality Agreement will terminate (i) if we do not proceed with the Transaction, 24 months after the date hereof, and (ii) if we do proceed with the Transaction, 24 months from the date we cease to have an interest arising from the Transaction, whether through a sale of our interest, the maturity or repayment of our interest or otherwise.
18.    If we propose to purchase, transfer, sell or otherwise dispose of any of our interest at any time, we agree to (i) abide by any transfer restrictions relating to the Notes, (ii) inform any proposed transferee of such interest of any such transfer restrictions, including, without limitation, any requirement that such proposed transferee execute a confidentiality agreement, and (iii) not furnish any Information to such proposed transferee. We acknowledge that you shall be responsible for the delivery of all Information to any such prospective transferee following execution by such prospective transferee of an appropriate confidentiality agreement.
19.    This Confidentiality Agreement may be executed by facsimile signature and such facsimile signature shall be deemed an original. This Confidentiality Agreement may be executed in one or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.
Very truly yours,

{Please insert prospective purchaser’s name on line above}

By:
Name:
Title:
Address:
Date:
Accepted and agreed as of the date
first written above:
SCILEX PHARMACEUTICALS INC.

By:
Name:
Title:

EXHIBIT D
FORM OF PORTFOLIO INTEREST CERTIFICATE
hereby certifies that:

1.	It is (one must be checked):

(1)	____ a natural individual person;

(2)	____ treated as a corporation for U.S. federal income tax purposes;

(3)
____    disregarded for U.S. federal income tax purposes (in which case its sole beneficial owner also has completed as to itself and signed a copy of this certificate and an appropriate Form W-8, a copy of each of which is attached); or

(4)
____    treated as a partnership for U.S. federal income tax purposes (in which case each partner also has completed as to itself and signed a copy of this certificate and an appropriate IRS Form W-8, a copy of each of which is attached).

2.	It is the sole record and beneficial owner for U.S. federal income tax purposes of the Security (and any payments made thereunder) in respect of which it is providing this certificate.

3.	It is not a bank, as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

4.	It is not a 10-percent shareholder of Scilex Pharmaceuticals Inc. (the “Issuer”) within the meaning of Section 871(h)(3) of the Code or Section 881(c)(3)(B) of the Code.

5.	It is not a controlled foreign corporation that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code.

6.	Interest payable to the undersigned by the Issuer is not effectively connected with the undersigned’s conduct of a United States trade or business.

{Fill in name of holder}

By:
Name:
Title:
Date:
EXHIBIT E
FORM OF SOLVENCY CERTIFICATE

SORRENTO THERAPEUTICS, INC.
Pursuant to that certain Indenture, dated as of September 7, 2018, among Scilex Pharmaceuticals Inc., as the Issuer, Sorrento Therapeutics, Inc., as the Parent Guarantor, and U.S. Bank National Association, as Trustee and Collateral Agent, as may be extended, renewed, restated, supplemented, waived or otherwise modified from time to time (the “Indenture”), the undersigned hereby certifies, solely in such undersigned’s capacity as a [ ] of Sorrento Therapeutics, Inc., and not individually, as follows:
As of the date hereof:

a.	The fair value of the assets of Sorrento Therapeutics, Inc. exceeds its debts and liabilities, subordinated, contingent or otherwise;

b.
The present fair saleable value of the property of Sorrento Therapeutics, Inc. is greater than the amount that will be required to pay the probable liability, of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c.	Sorrento Therapeutics, Inc., is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d.	Sorrento Therapeutics, Inc. is not engaged in, and is not about to engage in, business for which it has unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Indenture.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as a [ ], on behalf of Sorrento Therapeutics, Inc., and not individually, as of the date first stated above.

SORRENTO THERAPEUTICS, INC.

By:__________________________
Name:
Title: